Free Writing Prospectus
Filed Pursuant to Rule 433
Registration File No. 333-140958

CHL Mortgage Pass-Through Trust 2007-HY6

Final Term Sheet

$1,201,511,100 (Approximate)

CWMBS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the Free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

Mortgage Pass-Through Certificates, Series 2007-HY6

Distributions payable monthly, beginning October 25, 2007
__________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

	Initial Class Certificate Balance/Initial Notional Amount(1)		Pass-Through Rate(2)		Initial Class Certificate Balance/Initial Notional Amount(1)		Pass-Through Rate(2)
Class 1-A-1	$268,848,000		Variable	Class 3-A-1X	$364,035,000	(3)	Variable
Class 1-A-2	$29,871,000		Variable	Class 4-A-1	$278,623,000		Variable
Class 1-A-1X	$268,848,000	(3)	Variable	Class 4-A-2	$30,958,000		Variable
Class 2-A-1	$97,444,000		Variable	Class A-R	$100		Variable
Class 2-A-2	$10,827,000		Variable	Class M	$28,027,000		Variable
Class 3-A-1	$364,035,000		Variable	Class B-1	$17,670,000		Variable
Class 3-A-2	$64,241,000		Variable	Class B-2	$10,967,000		Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) The classes of certificates offered by this free writing prospectus, together with the method of calculating their pass-through rates and their initial ratings, are set forth in the tables under “Summary—Description of the Certificates” in this free writing prospectus.
(3) The Class 1-A-1X and Class 3-A-1X Certificates are interest-only notional amount certificates. The initial notional amounts of the Class 1-A-1X and Class 3-A-1X Certificates are set forth in the table but are not included in the aggregate certificate balance of all the certificates offered.

Summary

Issuing Entity

CHL Mortgage Pass-Through Trust 2007-HY6, a common law trust formed under the laws of the State of New York.

Depositor

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

Countrywide Home Loans, Inc. originated approximately 95.81%, 91.45%, 100.00% and 98.11% of the mortgage loans in loan groups 1, 2, 3 and 4, respectively (by aggregate stated principal balance as of the cut-off date of the mortgage loans in the related loan group). The remainder of the mortgage loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the mortgage loans in each loan group.

Master Servicer

Countrywide Home Loans Servicing LP.

Servicers

Approximately 99.40% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, are being serviced by Countrywide Home Loans Servicing LP. The remainder of the mortgage loans are being serviced by various other servicers, which, individually, service less than 10% of the mortgage loans in each loan group.

Trustee

The Bank of New York.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of September 1, 2007 and the origination date for that mortgage loan (referred to as the “cut-off date”).

Closing Date

On or about September 28, 2007.

The Mortgage Loans

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate principal balance of approximately $1,218,570,771 as of the cut-off date. The mortgage pool will be divided into four separate groups. Each group of mortgage loans is referred to as a “loan group.” The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate adjusts based on a specified index. The approximate aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date was as follows:

Loan Group	Aggregate Principal Balance	Fixed Rate Period (months)
1	$317,955,540	60
2	$115,243,206	84
3	$455,855,668	84
4	$329,516,356	120

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$317,955,540

Geographic Concentrations in excess of 10%:

California	57.61%

Weighted Average Original Loan-to-Value Ratio	76.51%

Weighted Average Current Mortgage Rate	6.242%

Range of Current Mortgage Rates	3.875% to 8.625%

Average Current Principal Balance	$618,591

Range of Current Principal Balances	$74,400 to $3,000,000

Weighted Average Original Term to Maturity	360 months

Weighted Average Remaining Term to Maturity	357 months

Weighted Average FICO Score	734

Weighted Average Gross Margin	2.270%

Weighted Average Maximum Mortgage Rate	11.283%

Weighted Average Minimum Mortgage Rate	2.299%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$115,243,206

Geographic Concentrations in excess of 10%:

California	56.29%

Weighted Average Original Loan-to-Value Ratio	76.74%

Weighted Average Current Mortgage Rate	6.193%

Range of Current Mortgage Rates	4.750% to 8.750%

Average Current Principal Balance	$622,936

Range of Current Principal Balances	$97,168 to $2,000,000

Weighted Average Original Term to Maturity	360 months

Weighted Average Remaining Term to Maturity	355 months

Weighted Average FICO Score	739

Weighted Average Gross Margin	2.279%

Weighted Average Maximum Mortgage Rate	11.226%

Weighted Average Minimum Mortgage Rate	2.298%

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$455,855,668

Geographic Concentrations in excess of 10%:

California	54.86%

Weighted Average Original Loan-to-Value Ratio	76.31%

Weighted Average Current Mortgage Rate	6.615%

Range of Current Mortgage Rates	5.250% to 8.750%

Average Current Principal Balance	$639,349

Range of Current Principal Balances	$419,547 to $2,000,000

Weighted Average Original Term to Maturity	360 months

Weighted Average Remaining Term to Maturity	360 months

Weighted Average FICO Score	741

Weighted Average Gross Margin	2.260%

Weighted Average Maximum Mortgage Rate	11.620%

Weighted Average Minimum Mortgage Rate	2.262%

As of the cut-off date, the mortgage loans in loan group 4 had the following characteristics:

Aggregate Current Principal Balance	$329,516,356

Geographic Concentrations in excess of 10%:

California	66.29%

Weighted Average Original Loan-to-Value Ratio	74.97%

Weighted Average Current Mortgage Rate	6.483%

Range of Current Mortgage Rates	5.500% to 8.500%

Average Current Principal Balance	$644,846

Range of Current Principal Balances	$103,500 to $2,499,999

Weighted Average Original Term to Maturity	360 months

Weighted Average Remaining Term to Maturity	358 months

Weighted Average FICO Score	746

Weighted Average Gross Margin	2.251%

Weighted Average Maximum Mortgage Rate	11.483%

Weighted Average Minimum Mortgage Rate	2.251%

Relationship Between the Loan Groups and the Certificate Groups

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. For example, the certificates with a “1” prefix are sometimes referred to in this free writing prospectus as the “group 1 senior certificates”, the certificates with a “2” prefix are sometimes referred to in this free writing prospectus as the “group 2 senior certificates” and so forth. The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)

Offered Certificates

Class 1-A-1	$ 268,848,000	Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 1-A-2	$ 29,871,000	Senior Support/Variable Pass-Through Rate	Aaa	AAA
Class 1-A-1X	$ 268,848,000 (3)	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate	Aaa	AAA
Class 2-A-1	$ 97,444,000	Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 2-A-2	$ 10,827,000	Senior Support/Variable Pass-Through Rate	Aaa	AAA
Class 3-A-1	$ 364,035,000	Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 3-A-2	$ 64,241,000	Senior Support/Variable Pass-Through Rate	Aaa	AAA
Class 3-A-1X	$ 364,035,000 (4)	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate	Aaa	AAA
Class 4-A-1	$ 278,623,000	Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 4-A-2	$ 30,958,000	Senior Support/Variable Pass-Through Rate	Aaa	AAA
Class A-R	$ 100	Senior/Variable Pass-Through Rate/Residual	Aaa	AAA
Class M	$ 28,027,000	Subordinate/Variable-Pass-Through Rate	Aa2	AA+
Class B-1	$ 17,670,000	Subordinate/Variable-Pass-Through Rate	A2	AA-
Class B-2	$ 10,967,000	Subordinate/Variable Pass-Through Rate	Baa2	A-

Non-Offered Certificates(5)

Class B-3	$ 9,139,000	Subordinate/Variable Pass-Through Rate
Class B-4	$ 4,874,000	Subordinate/Variable Pass-Through Rate
Class B-5	$ 3,046,671	Subordinate/Variable Pass-Through Rate
______________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The notional amount of the Class 1-A-1X Certificates for any date (i) on or prior to the last day of the related accrual period for the distribution date in June 2012 will equal the class certificate balance of the Class 1-A-1 Certificates and (ii) after the distribution date in June 2012 will equal zero.

(4)
The notional amount of the Class 3-A-1X Certificates for any date (i) on or prior to the last day of the related accrual period for the distribution date in September 2014 will equal the class certificate balance of the Class 3-A-1 Certificates and (ii) after the distribution date in September 2014 will equal zero.

(5)
The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Related Loan Group	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	1	(1)	calendar month (2)	30/360 (3)
Class 1-A-2	1	(4)	calendar month (2)	30/360 (3)
Class 1-A-1X	1	(5)	calendar month (2)	30/360 (3)
Class 2-A-1	2	(6)	calendar month (2)	30/360 (3)
Class 2-A-2	2	(6)	calendar month (2)	30/360 (3)
Class 3-A-1	3	(7)	calendar month (2)	30/360 (3)
Class 3-A-2	3	(8)	calendar month (2)	30/360 (3)
Class 3-A-1X	3	(9)	calendar month (2)	30/360 (3)
Class 4-A-1	4	(10)	calendar month (2)	30/360 (3)
Class 4-A-2	4	(10)	calendar month (2)	30/360 (3)
Class A-R	1	(11)	calendar month (2)	30/360 (3)
Class M	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class B-1	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class B-2	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)

Non-Offered Certificates
Class B-3	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class B-4	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class B-5	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
______________
(1)
The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in June 2012 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1, minus 0.123786% and (ii) after distribution date in June 2012 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

(2)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(4)
The pass-through rate for the Class 1-A-2 Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

(5)
The pass-through rate for the Class 1-A-1X Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in June 2012 will be 0.123786% per annum and (ii) after the distribution date in June 2012 will be 0%.

(6)
The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2.

(7)
The pass-through rate for the Class 3-A-1 Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in September 2014 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3, minus 0.412363% and (ii) after the distribution date in September 2014 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3.

(8)
The pass-through rate for the Class 3-A-2 Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3.

(9)
The pass-through rate for the Class 3-A-1X Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in September 2014 will be 0.412363% per annum and (ii) after the distribution date in September 2014 will be 0%.

(10)
The pass-through rate for the Class 4-A-1 and Class 4-A-2 Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 4.

(11)
The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

(12)
The pass through rate for each class of subordinated certificates for each interest accrual period for any distribution date will be a per annum rate equal to (i) the sum of the following for each loan group: the product of (1) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group for that distribution date and (2) the aggregate stated principal balance of the mortgage loans in that loan group as of the due date in the prior calendar month after giving effect to principal prepayments received in the prepayment period related to that prior due date, minus the aggregate class certificate balance of the senior certificates (other than the notional amount certificates) related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-1X, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 3-A-1X, Class 4-A-1, Class 4-A-2 and Class A-R Certificates
Subordinated Certificates	Class M and Class B Certificates
Notional Amount Certificates	Class 1-A-1X and Class 3-A-1X Certificates
Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Record Date

The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on October 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in November 2037. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The interest accrual period, interest accrual convention and method of calculating the pass-through rate for each class of interest-bearing certificates is shown in the table above.

The Class 1-A-1X and Class 3-A-1X Certificates will only be entitled to receive distributions of interest up to and including the distribution date in June 2012 and September 2014, respectively.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, of that class immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the related mortgage loans resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes of senior certificates related to that loan group and the subordinated certificates, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group evidenced by the subordinated certificates), in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group in the order described below under “—Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in that loan group; and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and

•
if the aggregate subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan groups are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates entitled to receive principal distributions as described below under “—Amounts Available for Distributions on the Certificates.”

The Class 1-A-1X and Class 3-A-1X Certificates are not entitled to receive any principal distributions.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in the loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to the mortgage loans in the loan group;

•
partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

•	any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation due to the master servicer (as described in this free writing prospectus under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” and “Description of the Certificates—Priority of Distributions Among Certificates”);

•	the portion of the trustee fee related to that loan group and due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by a specified per annum percentage (referred to as the master servicing fee rate). The master servicing fee rate varies from mortgage loan to mortgage loan and ranges from 0.175% per annum to 0.375% per annum prior to the initial adjustment dates for the mortgage loans and ranges from 0.200% per annum to 0.375% per annum after the initial adjustment dates for the mortgage loans. Information regarding the weighted average master servicing fee rate with respect to each of the loan groups can be found under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees, prepayment charges and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates—Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” and “Description of the Certificates—Priority of Distributions Among Certificates” in this free writing prospectus.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on the interest-bearing classes of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

•	to principal of the classes of the senior certificates relating to that loan group (other than the notional amount certificates), in the order and subject to the priorities set forth below;

•
to interest on and principal of, as applicable, the classes of the senior certificates not relating to that loan group, to the extent described under “Description of the Certificates—Principal—Transfer Payments” in this free writing prospectus;

•
from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their priority of distribution, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available funds, to the Class A-R Certificates.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under “—Priority of Distributions Among Certificates” as principal first with respect to the related classes of senior certificates (other than the notional amount certificates) in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, as follows:

•	with respect to loan group 1, sequentially, in the following order:

•	to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

•	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

•
with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

•
with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero; and

•
with respect to loan group 4, concurrently, to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), each restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order or priority:

•
to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

•	to the related classes of senior certificates (other than the notional amount certificates), in the following order, until their respective class certificate balances are reduced to zero:

•	in the case of loan group 1, sequentially to the Class 1-A-2 and Class 1-A-1 Certificates, in that order,

•	in the case of loan group 2, sequentially to the Class 2-A-2 and Class 2-A-1 Certificates, in that order,

•	in the case of loan group 3, sequentially to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, and

•	in the case of loan group 4, sequentially to the Class 4-A-2 and Class 4-A-1 Certificates, in that order.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates (other than the notional amount certificates) exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) related to that loan group in accordance with the priorities set forth above under “—Allocation of Realized Losses.”

Additionally, as described above under “—Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates’ pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more. In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans, Inc. due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity regardless of current pay status, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that repurchase obligation.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the related master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class 1-A-1X, Class 3-A-1X, Class B-2 and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates, and the Class M and Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

The Mortgage Pool

Countrywide Home Loans, Inc. originated approximately 95.81%, 91.45%, 100.00% and 98.11% of the mortgage loans in loan groups 1, 2, 3 and 4, respectively (by aggregate stated principal balance of the mortgage loans in the related loan group). The remainder of the mortgage loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the mortgage loans in each loan group.

All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties. Each promissory note, together with any modification or waiver contained in the related Mortgage File, is referred to in this prospectus supplement as a “mortgage note.” All of the Mortgage Loans have original terms to maturity of 30 years. Except for the “interest-only loans,” all of the Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. An “interest-only loan” requires monthly payments of only accrued interest for a specified period of time from the date of origination for that mortgage loan. Thereafter, the monthly payments will be adjusted so that the entire principal balance of that mortgage loan will be amortized over the remaining term of that mortgage loan. In addition, all of the Mortgage Loans provide that payments are due on the first day of each month (the “Due Date”). Scheduled monthly payments made by the borrowers on the Mortgage Loans (referred to as “scheduled payments”) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except for certain of the Mortgage Loans as specified in the table below, the borrowers may prepay their Mortgage Loans at any time without payment of a prepayment charge. Any prepayment charges received on these Mortgage Loans will not be distributed to certificateholders.

Loan Group	Number of Mortgage Loans with Prepayment Charges	Percentage of Aggregate Cut-off Date Stated Principal Balance
Loan Group 1	207	41.38%
Loan Group 2	66	34.42%
Loan Group 3	308	41.33%
Loan Group 4	236	46.35%

The mortgage rate (the “Mortgage Rate”) of each of the Mortgage Loans will be fixed for a certain period of time after the origination of that Mortgage Loan. Each mortgage note for the Mortgage Loans will provide for adjustments to the related Mortgage Rate at the end of the initial fixed-rate period and, semi-annually or annually thereafter (each such date, an “Adjustment Date”) to equal the sum, rounded to the nearest 0.125%, of (1) one of (A) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release H.15 and most recently available as of a day specified in the related note (the “One-Year CMT Index”), (B) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “Six-Month LIBOR Index”) or (C) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “One-Year LIBOR Index”) (each of the One-Year CMT Index, the Six-Month LIBOR Index and the One-Year LIBOR Index, a “Mortgage Index”) and (2) a fixed percentage amount specified in the related mortgage note (the “Gross Margin”); provided, however, that the Mortgage Rate for a Mortgage Loan will not increase or decrease by more than a certain amount specified in the related mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a “Subsequent Periodic Rate Cap”), with the exception of the initial Adjustment Date, for which the Mortgage Rate on each Mortgage Loan will not increase or decrease by more than the amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as an “Initial Periodic Rate Cap”). In addition, adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the “Maximum Mortgage Rate”). Each Mortgage Loan specifies a lifetime minimum interest rate (the “Minimum Mortgage Rate”), which generally is equal to the Gross Margin for that Mortgage Loan.

All of the Mortgage Loans in loan group 1 are 5/1 Mortgage Loans or 5/25 Mortgage Loans; all of the Mortgage Loans in loan group 2 are 7/1 Mortgage Loans or 7/23 Mortgage Loans; all of the Mortgage Loans in loan groups 3 are 7/1 Mortgage Loans or 7/23 Mortgage Loans; all of the Mortgage Loans in loan group 4 are 10/1 Mortgage Loans. A substantial majority of the Mortgage Loans in loan group 1 are 5/1 Interest-only Loans or 5/25 Interest-only Loans. A substantial majority of the Mortgage Loans in loan group 2 are 7/1 Interest-only Loans or 7/23 Interest-only Loans. A substantial majority of the Mortgage Loans in loan group 3 are 7/1 Interest-only Loans or 7/23 Interest-only Loans. A substantial majority of the Mortgage Loans in loan group 4 are 10/1 Interest-only Loans.

A “5/1 Mortgage Loan”, a “7/1 Mortgage Loan” and a “10/1 Mortgage Loan” have Mortgage Rates that are fixed for approximately 60, 84 and 120 months, respectively, after origination before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on the One-Year CMT Index or the One-Year LIBOR Index, as applicable. A “5/25 Mortgage Loan” and a “7/23 Mortgage Loan” have Mortgage Rates that are fixed for approximately 60 and 84 months, respectively, after origination before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on the Six-Month LIBOR Index. Approximately 0.53% of the Mortgage Loans in loan group 1, by Stated Principal Balance of the Mortgage Loans in that loan group, were originated with Mortgage Rates that were fixed for 24 months after origination, but Countrywide Home Loans has waived the right to adjust the Mortgage Rate on such Mortgage Loans until the expiration of a period of 60 months following origination. Information with respect to such Mortgage Loans is presented in this prospectus supplement as if such Mortgage Loans had been originated with Mortgage Rates that were fixed for 60 months following origination.

A “5/1 Interest-only Loan” and a “5/25 Interest-only Loan” require the payment of only interest due for approximately 60 or 120 months after origination after which amortization of the principal balance of that Mortgage Loan is required. A “7/1 Interest-only Loan”  and a “7/23 Interest-only Loan” require the payment of only interest due for approximately 84 or 120 months after origination after which amortization of the principal balance of that Mortgage Loan is required. A “10/1 Interest-only Loan” requires the payment of only interest due for approximately 120 months after origination after which amortization of the principal balance of that Mortgage Loan is required.

Annex A sets forth certain characteristics of the Mortgage Loans in each loan group as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by the aggregate Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the cut-off date and, due to rounding, may not total 100%. In addition, each weighted average FICO credit score set forth in the tables in Annex A has been calculated without regard to any Mortgage Loan for which the FICO credit score is not available. The FICO credit scores referenced in the tables in Annex A with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies in connection with the origination of those Mortgage Loans.

Servicing of Mortgage Loans

Servicing Compensation and Payment of Expenses

The “Expense Fee Rate” is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees consist of

•	the master servicing fee payable to the master servicer in respect of its servicing activities (the “Master Servicing Fee”),

•	fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

•	lender paid mortgage insurance premiums, if any.

The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan. The total expense fee rate will vary from Mortgage Loan to Mortgage Loan. As of the cut-off date, the weighted average Expense Fee Rate for the Mortgage Loans in a loan group on and before and after the related initial Adjustment Dates for all of the Mortgage Loans in such loan group is approximately as follows:

	Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group on and before any related initial Adjustment Date (1)	Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group after all related initial Adjustment Dates (1)
Loan Group 1	0.192%	0.219%
Loan Group 2	0.205%	0.246%
Loan Group 3	0.192%	0.217%
Loan Group 4	0.189%	0.216%
___________
(1) Assuming no prepayments.

In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to all or a portion of the Master Servicing Fee. The Master Servicing Fee accrues on the principal balance of each Mortgage Loan at the Master Servicing Fee Rate. As of the cut-off date, the weighted average “Master Servicing Fee Rate” for all Mortgage Loans in a loan group on and before and after the related initial Adjustment Dates for all of the Mortgage Loans in such loan group is approximately as follows:

	Weighted Average Master Servicing Fee Rate for the Mortgage Loans in the related Loan Group on and before any related initial Adjustment Date (1)	Weighted Average Master Servicing Fee Rate for the Mortgage Loans in the related Loan Group after all related initial Adjustment Dates (1)
Loan Group 1	0.180%	0.207%
Loan Group 2	0.188%	0.229%
Loan Group 3	0.175%	0.200%
Loan Group 4	0.176%	0.203%
________
(1) Assuming no prepayments.

The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on principal prepayments received during that portion of a Prepayment Period from the Due Date in the month of a Distribution Date to the end of the related Prepayment Period (“prepayment interest excess” ), all late payment fees, prepayment charges, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under “Description of the Certificates—Fees and Expenses”.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from September 1, 2007) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Such a shortfall is referred to as a “prepayment interest shortfall.” Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by the aggregate amount of prepayment interest shortfalls for the Mortgage Loans for the related Distribution Date, subject to a limit equal to one-half of the Master Servicing Fee for that Distribution Date (the “Compensating Interest”). If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See “Description of the Certificates—Interest ” in this free writing prospectus.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-HY6 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-1X, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 3-A-1X, Class 4-A-1, Class 4-A-2, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus (the “offered certificates”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-1X, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 3-A-1X, Class 4-A-1, Class 4-A-2 and Class A-R Certificates
Subordinated Certificates	Class M and Class B Certificates
Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
Notional Amount Certificates	Class 1-A-1X and Class 3-A-1X Certificates
Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates
Private Certificates	Class B-3, Class B-4 and Class B-5 Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates	Super Senior/Variable Pass-Through Rate
Class 1-A-2 Certificates	Senior Support/Variable Pass-Through Rate
Class 1-A-1X Certificates	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate
Class 2-A-1 Certificates	Super Senior/Variable Pass-Through Rate
Class 2-A-2 Certificates	Senior Support/Variable Pass-Through Rate
Class 3-A-1 Certificates	Super Senior/Variable Pass-Through Rate
Class 3-A-2 Certificates	Senior Support/Variable Pass-Through Rate
Class 3-A-1X Certificates	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate
Class 4-A-1 Certificates	Super Senior/Variable Pass-Through Rate
Class 4-A-2 Certificates	Senior Support/Variable Pass-Through Rate
Class A-R Certificates	Senior/Variable Pass-Through Rate/Residual
Subordinated Certificates	Subordinate/Variable Pass-Through Rate

The senior certificates (other than the Notional Amount Certificates) will have an initial aggregate Class Certificate Balance of approximately $1,144,847,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 93.95% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.30%
Class B-1	1.45%
Class B-2	0.90%
Class B-3	0.75%
Class B-4	0.40%
Class B-5	0.25%

The initial Class Certificate Balances and initial Notional Amounts of the certificates may vary in the aggregate by plus or minus 10%.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the Notional Amount Certificates) as of any date is the initial Class Certificate Balance of the class reduced by the sum of

•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	the amount of Realized Losses allocated to the class;

provided, however, that the Class Certificate Balances of the classes to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries for a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See“The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans—Application of Liquidation Proceeds” in the prospectus.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates (other than the Notional Amount Certificates), following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date).

The Class 1-A-1X and Class 3-A-1X Certificates do not have Class Certificate Balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

Senior Certificate Groups

The Class 1-A-1, Class 1-A-2, Class 1-A-1X and Class A-R Certificates relate to loan group 1; the Class 2-A-1 and Class 2-A-2 Certificates relate to loan group 2; the Class 3-A-1, Class 3-A-2 and Class 3-A-1X Certificates relate to loan group 3; and the Class 4-A-1 and Class 4-A-2 Certificates relate to loan group 4. The classes of senior certificates related to a particular loan group are referred to as a “senior certificate group.”

Subordinated Portions

A portion of each loan group is related to the subordinated certificates (each, a “Subordinated Portion”). The principal balance of each Subordinated Portion (the “Subordinated Portion Balance”) for any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the related senior certificates (other than the Notional Amount Certificates) immediately prior to such Distribution Date.

Notional Amount Certificates

The Class 1-A-1X and Class 3-A-1X Certificates are sometimes referred to in this free writing prospectus as the “Notional Amount Certificates.”

The “Notional Amount” of the Class 1-A-1X Certificates for any date (i) on or prior to the last day of the related accrual period for the Distribution Date in June 2012 will equal the Class Certificate Balance as of such date of the Class 1-A-1 Certificates and (ii) after the Distribution Date in June 2012 will equal $0.

The “Notional Amount” of the Class 3-A-1X Certificates for any date (i) on or prior to the last day of the related accrual period for the Distribution Date in September 2014 will equal the Class Certificate Balance as of such date of the Class 3-A-1 Certificates and (ii) after the Distribution Date in September 2014 will equal $0.

The “Weighted Average Roll Date” for loan group 1 and 3 and each related class of Notional Amount Certificates is the Distribution Date in the month and year set forth below:

Loan Group	Weighted Average Roll Date
1	June 2012
3	September 2014

As of the closing date, the initial Notional Amounts of the Class 1-A-1X and Class 3-A-1X Certificates will be approximately $268,848,000 and $364,035,000, respectively, subject to the permitted variance described in this free writing prospectus.

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities —Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will initially be established by the master servicer at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•
all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•
to pay to the master servicer the Master Servicing Fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”;

•
to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such advance was made;

•
to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•
to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•
to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “—Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the Trustee Fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See “—Reports to Certificateholders” in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the related Master Servicing Fee Rate for that Mortgage Loan (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment interest excess	Compensation	Interest payments in connection with certain prepayments on the Mortgage Loans	Monthly

	• late payment fees, assumption fees and other similar charges (including prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly
Expenses
Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time
Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly
__________

(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The Master Servicing Fee Rate varies from Mortgage Loan to Mortgage Loan. Information regarding the weighted average Master Servicing Fee Rate with respect to each of the loan groups can be found under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(4)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each calendar month as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)
Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under “—Certain Matters Regarding the Master Servicer, the Depositor and the Sellers.”

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in October 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Notional Amount Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates. On each Distribution Date, Available Funds from each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to each loan group, concurrently and on a pro rata basis, based on their respective interest distribution amounts;

•
to principal of the classes of senior certificates relating to each loan group (other than the Notional Amount Certificates) then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•
to interest on and principal, as applicable, of the classes of the senior certificates not relating to that loan group (other than, in the case of principal, the Notional Amount Certificates) to the extent described in this free writing prospectus under “Description of the Certificates—Principal—Transfer Payments;”

•
from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth in this free writing prospectus under “Description of the Certificates—Interest” and “—Principal;” and

•	from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will equal the sum of

•
all scheduled installments of interest (net of the related expense fees, including premiums in respect of lender paid mortgage insurance) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid with the prepayments, other than certain excess amounts, and Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

minus

•
amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

plus

•	Transfer Payments Received for such loan group and Distribution Date;

minus

•	Transfer Payments Made from such loan group for such Distribution Date.

Interest

Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates (each, a “pass-through rate”) described below.

The pass-through rate for each class of senior certificates (other than the Class A-R Certificates and the Notional Amount Certificates) for the interest accrual period for any Distribution Date will be a per annum rate equal to (x) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group, minus (y) in the case of the Class 1-A-1 and Class 3-A-1 Certificates, the pass-through rate of the Class 1-A-1X and Class 3-A-1X Certificates, respectively, for the same interest accrual period. The pass-through rates for the interest accrual period related to the first Distribution Date are expected to be approximately as follows:

Class	Pass-Through Rate
Class 1-A-1	5.925830%
Class 1-A-2	6.049616%
Class 2-A-1	5.987500%
Class 2-A-2	5.987500%
Class 3-A-1	6.010783%
Class 3-A-2	6.423146%
Class 4-A-1	6.293733%
Class 4-A-2	6.293733%

Class A-R Certificates

The pass-through rate for the Class A-R Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 1. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.049616% per annum.

Notional Amount Certificates

The pass-through rate for the Class 1-A-1X Certificates for the interest accrual period for any Distribution Date (i) on or prior to the related Weighted Average Roll Date, will be 0.123786% per annum and (ii) thereafter, will be 0%.

The pass-through rate for the Class 3-A-1X Certificates for the interest accrual period for any Distribution Date (i) on or prior to the related Weighted Average Roll Date, will be 0.412363% per annum and (ii) thereafter, will be 0%.

Subordinated Certificates

The pass-through rate for each class of subordinated certificates for each interest accrual period for any Distribution Date will be a per annum rate equal to

•
the sum of the following for each loan group: the product of (1) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in that loan group for that Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the prior calendar month after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date, minus the aggregate Class Certificate Balance of the senior certificates (other than the Notional Amount Certificates) related to that loan group immediately prior to that Distribution Date, divided by

•	the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date.

The pass-through rate for the subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.249488% per annum.

Definitions Related to Pass-Through Rate Calculations.

The “Adjusted Net Mortgage Rate” for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates on the basis of a 360-day year divided into twelve 30-day months. With respect to each Distribution Date, the “interest accrual period” for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days.

On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The “Interest Distribution Amount” for any class and any Distribution Date will equal the sum of

•
interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Notional Amount, as the case may be, as of the last day of the related interest accrual period, and

•
the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

Allocation of Interest Shortfalls. The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class’s share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

With respect to any Distribution Date, a “net prepayment interest shortfall” for a loan group is the amount by which the aggregate prepayment interest shortfall for that loan group and Distribution Date exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for such other loan groups.

A “prepayment interest shortfall” for any Mortgage Loan for any Distribution Date is the amount by which interest paid by the borrower in connection with a prepayment of principal on that Mortgage Loan during the period beginning on the first day of the related Prepayment Period and ending on the Due Date occurring in such Prepayment Period is less than one month’s interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification will not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after the third Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this free writing prospectus under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of related certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

General. On each Distribution Date, the Principal Amount for each loan group will be distributed first, as principal, as described above under “—Priority of Distributions Among Certificates,” with respect to the related classes of senior certificates (other than the Notional Amount Certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates as a portion of the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

•	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

•
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

•
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

•	all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

•	any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date,

plus

•	the principal portion of any Transfer Payments Received for such loan group and Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for such loan group and Distribution Date.

Transfer Payments

Transfer Payments due to disproportionate principal payments. On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group has been reduced to zero, all principal on the Mortgage Loans in that loan group will be paid pro rata, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage (as defined in this free writing prospectus) for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from a loan group is distributed to the senior certificates related to one or more other loan groups according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date) (the “Undercollateralized Group”), then the following will occur:

•
the Available Funds in each other loan group that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate for the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•
the portion of the Available Funds in respect of principal on the Mortgage Loans in each such Overcollateralized Group, after distributions of principal to the senior certificates of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of each Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

Consequently, the subordinated certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one loan group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates (other than the Notional Amount Certificates) immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date). If more than one loan group on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the aggregate Class Certificate Balance of the related senior certificates.

On each Distribution Date, the “Transfer Payment” for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the related senior certificates (other than the Notional Amount Certificates) immediately prior to such Distribution Date for such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date), plus interest as described above. The Transfer Payment received by an Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by an Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes of senior certificates as follows:

•	with respect to loan group 1, in the following order:

•	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and

•	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

•
with respect to loan group 2, concurrently to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

•
with respect to loan group 3, concurrently to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; and

•
with respect to loan group 4, concurrently to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero.

“Prepayment Period” means with respect to any Distribution Date and Due Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from September 1, 2007) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date and any loan group will equal the sum of

•	the related Senior Percentage of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•
the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to such Due Date), and

•	the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the related Senior Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date, and

•	the principal portion of any Transfer Payments Received for that loan group and Distribution Date;

provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula (or, if applicable, the formula set forth below) based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “pool principal balance” as of any Due Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on such Due Date.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the related Notional Amount Certificates) of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date); provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the related Notional Amount Certificates) of such remaining senior certificate group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Notional Amount Certificates) immediately before such Distribution Date.

For any Distribution Date on and prior to the third Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if any Distribution Date the Senior Percentage of a senior certificate group exceeds the Senior Percentage of such senior certificate group as of the closing date, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the loan groups:

•
the aggregate Stated Principal Balance of all Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed

•
commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group as of the cut-off date or (ii) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

For purposes of calculating the delinquency rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the MBA Method.

Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the tenth anniversary of the first distribution date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The “Two Times Test” will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:

•
on or before the Distribution Date in September 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•
after the Distribution Date in September 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date).

If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date, the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Notional Amount Certificates) immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

	Initial Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage

Senior Certificates	93.95%	6.05%	N/A
Class M	2.30%	3.75%	6.05%
Class B-1	1.45%	2.30%	3.75%
Class B-2	0.90%	1.40%	2.30%
Class B-3	0.75%	0.65%	1.40%
Class B-4	0.40%	0.25%	0.65%
Class B-5	0.25%	0.00%	0.25%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for any loan group and any Distribution Date will equal the sum of

•	the Subordinated Percentage for that loan group of all amounts described in the first through fourth bullets of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Subordinate Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for that loan group.

On any Distribution Date after the third Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above (or, if applicable, the formula set forth below) based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

Allocation of Realized Losses

On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated:

•
first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•
second, to the related classes of senior certificates in the related senior certificate group (other than the Notional Amount Certificates), in the following order, until their respective Class Certificate Balances are reduced to zero:

•	in the case of loan group 1, sequentially to the Class 1-A-2 and Class 1-A-1 Certificates, in that order,

•	in the case of loan group 2, sequentially to the Class 2-A-2 and Class 2-A-1 Certificates, in that order,

•	in the case of loan group 3, sequentially to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, and

•	in the case of loan group 4, sequentially to the Class 4-A-2 and Class 4-A-1 Certificates, in that order.

For purposes of allocating losses to the subordinated certificates, the Class M Certificates have a higher distribution priority than each other class of subordinated certificates.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Certain Matters Regarding the Master Servicer, the Depositor and the Sellers

The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

ANNEX A

MORTGAGE LOANS

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5/1 One-Year CMT	1	179,532	0.01	179,532	6.750	355	670	75.00	100.00
5/1 One-Year CMT - Interest Only	16	5,326,407	0.44	332,900	5.919	353	739	78.65	92.23
7/1 One-Year CMT	1	532,000	0.04	532,000	6.375	360	783	72.68	86.34
7/1 One-Year CMT - Interest Only	2	1,176,000	0.10	588,000	6.300	353	727	77.39	80.38
5/25 Six-Month LIBOR	1	127,620	0.01	127,620	5.990	351	719	80.00	80.00
5/25 Six-Month LIBOR - Interest Only	18	10,213,381	0.84	567,410	6.212	355	694	74.16	83.61
7/23 Six-Month LIBOR	1	478,777	0.04	478,777	6.625	359	766	80.00	95.00
7/23 Six-Month LIBOR - Interest Only	4	4,350,000	0.36	1,087,500	6.905	358	711	74.85	77.05
5/1 12-month LIBOR	36	23,476,053	1.93	652,113	6.198	358	733	75.67	79.22
5/1 12-month LIBOR - Interest Only	442	278,632,547	22.87	630,390	6.253	357	736	76.63	83.62
7/1 12-month LIBOR	96	62,673,925	5.14	652,853	6.572	359	744	76.35	81.15
7/1 12-month LIBOR - Interest Only	794	501,888,173	41.19	632,101	6.522	359	741	76.41	83.11
10/1 12-month LIBOR	27	15,123,264	1.24	560,121	6.513	358	734	74.11	79.44
10/1 12-month LIBOR - Interest Only	484	314,393,093	25.80	649,573	6.482	358	746	75.01	79.92
Total	1,923	$1,218,570,771	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	4	342,920	0.03	85,730	6.548	352	714	78.84	94.21
100,000.01 - 150,000.00	7	878,147	0.07	125,450	6.250	353	723	78.10	96.47
150,000.01 - 200,000.00	9	1,547,302	0.13	171,922	6.298	354	740	79.30	97.22
200,000.01 - 250,000.00	3	686,902	0.06	228,967	6.266	355	742	76.19	83.03
250,000.01 - 300,000.00	3	804,001	0.07	268,000	5.917	354	690	80.00	100.00
300,000.01 - 350,000.00	4	1,318,418	0.11	329,604	6.223	356	764	78.68	91.03
350,000.01 - 400,000.00	6	2,275,820	0.19	379,303	6.439	355	726	83.25	93.12
400,000.01 - 450,000.00	210	91,383,976	7.50	435,162	6.478	358	729	78.32	86.96
450,000.01 - 500,000.00	391	187,298,994	15.37	479,026	6.441	358	735	77.84	86.77
500,000.01 - 550,000.00	251	131,860,967	10.82	525,342	6.434	358	740	77.72	84.28
550,000.01 - 600,000.00	279	160,616,892	13.18	575,688	6.373	358	744	77.14	82.79
600,000.01 - 650,000.00	200	126,035,070	10.34	630,175	6.541	358	742	75.95	82.72
650,000.01 - 700,000.00	116	78,554,412	6.45	677,193	6.366	359	737	75.98	80.53
700,000.01 - 750,000.00	78	56,654,714	4.65	726,342	6.500	358	739	75.96	80.61
750,000.01 - 1,000,000.00	265	234,332,102	19.23	884,272	6.440	358	742	75.58	81.38
1,000,000.01 - 1,500,000.00	68	86,435,976	7.09	1,271,117	6.430	358	751	69.74	72.71
1,500,000.01 - 2,000,000.00	21	37,132,161	3.05	1,768,198	6.428	357	745	69.50	70.06
Greater than 2,000,000.00	8	20,411,999	1.68	2,551,500	6.577	356	757	73.28	76.43
Total	1,923	$1,218,570,771	100.00%

___________________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $633,682.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	3	263,568	0.02	87,856	6.412	352	705	80.00	100.00
100,000.01 - 150,000.00	7	878,147	0.07	125,450	6.250	353	723	78.10	96.47
150,000.01 - 200,000.00	8	1,378,727	0.11	172,341	6.350	354	734	79.21	99.32
200,000.01 - 250,000.00	1	234,800	0.02	234,800	5.625	352	717	80.00	100.00
250,000.01 - 300,000.00	3	804,001	0.07	268,000	5.917	354	690	80.00	100.00
300,000.01 - 350,000.00	2	658,226	0.05	329,113	6.189	355	768	80.00	100.00
350,000.01 - 400,000.00	4	1,492,620	0.12	373,155	6.597	354	722	84.96	100.00
400,000.01 - 450,000.00	211	91,398,185	7.50	433,167	6.477	358	729	78.40	87.05
450,000.01 - 500,000.00	392	187,039,202	15.35	477,141	6.441	358	735	77.81	86.78
500,000.01 - 550,000.00	249	130,740,302	10.73	525,061	6.444	358	740	77.70	84.25
550,000.01 - 600,000.00	283	162,710,109	13.35	574,947	6.366	358	744	77.17	82.80
600,000.01 - 650,000.00	200	126,035,070	10.34	630,175	6.541	358	742	75.95	82.72
650,000.01 - 700,000.00	114	77,157,527	6.33	676,820	6.364	359	737	76.27	80.91
700,000.01 - 750,000.00	77	55,900,714	4.59	725,983	6.510	358	739	75.68	80.14
750,000.01 - 1,000,000.00	271	237,399,561	19.48	876,013	6.438	358	742	75.56	81.34
1,000,000.01 - 1,500,000.00	69	86,935,853	7.13	1,259,940	6.427	358	751	69.72	72.67
1,500,000.01 - 2,000,000.00	21	37,132,161	3.05	1,768,198	6.428	357	745	69.50	70.06
Greater than 2,000,000.00	8	20,411,999	1.68	2,551,500	6.577	356	757	73.28	76.43
Total	1,923	$1,218,570,771	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Alabama	5	3,319,648	0.27	663,930	6.050	357	739	75.51	80.02
Arizona	43	25,727,154	2.11	598,306	6.475	358	738	72.17	79.45
Arkansas	2	1,093,996	0.09	546,998	6.234	358	755	75.89	80.25
California	1,154	716,560,347	58.80	620,936	6.414	358	740	76.39	83.26
Colorado	29	20,577,580	1.69	709,572	6.419	358	745	70.77	75.41
Connecticut	24	22,523,067	1.85	938,461	6.264	358	745	75.89	78.24
Delaware	3	1,615,416	0.13	538,472	6.210	355	753	76.03	76.03
District of Columbia	4	2,071,200	0.17	517,800	6.428	359	753	80.00	95.62
Florida	102	69,172,660	5.68	678,163	6.640	358	744	74.93	78.77
Georgia	22	17,242,795	1.42	783,763	6.415	357	738	72.16	76.17
Hawaii	7	7,180,200	0.59	1,025,743	6.522	357	758	73.17	76.73
Idaho	6	3,357,042	0.28	559,507	6.756	358	735	79.81	89.06
Illinois	34	24,288,123	1.99	714,357	6.577	358	734	72.93	77.24
Indiana	3	2,586,233	0.21	862,078	6.125	354	774	80.24	80.24
Iowa	1	74,400	0.01	74,400	6.375	353	693	80.00	100.00
Kentucky	2	1,119,000	0.09	559,500	6.087	354	777	82.66	86.59
Maine	2	1,206,500	0.10	603,250	6.677	358	701	77.45	77.45
Maryland	28	16,201,902	1.33	578,639	6.372	358	716	78.58	87.68
Massachusetts	36	24,625,646	2.02	684,046	6.371	358	739	74.64	81.42
Michigan	13	7,889,022	0.65	606,848	6.580	358	742	79.72	83.73
Minnesota	8	4,421,151	0.36	552,644	6.307	356	738	75.78	83.91
Mississippi	1	445,153	0.04	445,153	6.125	360	734	80.00	80.00
Missouri	3	1,107,278	0.09	369,093	6.240	358	692	85.20	97.36
Montana	6	4,009,598	0.33	668,266	6.863	360	770	73.03	73.03
Nevada	48	29,058,175	2.38	605,379	6.461	358	738	76.96	83.34
New Hampshire	1	750,000	0.06	750,000	6.625	359	712	77.16	77.16
New Jersey	40	24,556,025	2.02	613,901	6.487	358	734	77.16	82.12
New Mexico	7	3,875,800	0.32	553,686	6.578	359	740	71.79	73.81
New York	49	34,350,045	2.82	701,021	6.528	358	749	76.02	81.08
North Carolina	27	17,901,358	1.47	663,013	6.575	358	743	77.10	84.11
Ohio	4	3,317,898	0.27	829,474	6.364	359	754	75.11	83.44
Oregon	10	4,643,680	0.38	464,368	6.398	356	733	77.62	86.93
Pennsylvania	14	8,522,704	0.70	608,765	6.565	359	728	78.44	83.77
South Carolina	10	6,236,430	0.51	623,643	6.623	359	733	79.95	84.05
Tennessee	11	6,321,066	0.52	574,642	6.548	358	738	71.34	77.10
Texas	18	10,081,967	0.83	560,109	6.490	358	739	76.59	83.19
Utah	17	11,447,724	0.94	673,396	6.600	358	751	77.40	78.76

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Virginia	45	26,427,605	2.17	587,280	6.289	359	739	77.89	83.65
Washington	79	49,724,301	4.08	629,422	6.460	358	747	75.33	80.99
West Virginia	1	774,195	0.06	774,195	7.000	359	770	94.99	94.99
Wisconsin	1	550,687	0.05	550,687	6.625	359	766	73.42	73.42
Wyoming	2	1,460,000	0.12	730,000	6.568	359	754	80.00	80.00
Total	1,923	$1,218,570,771	100.00%

___________________
(1)	As of the cut-off date, no more than approximately 1.127% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	41	31,952,772	2.62	779,336	6.358	358	752	42.00	43.08
50.01 - 55.00	22	20,600,323	1.69	936,378	6.287	358	743	53.08	53.10
55.01 - 60.00	34	22,617,981	1.86	665,235	6.335	358	740	57.57	59.17
60.01 - 65.00	48	34,268,973	2.81	713,937	6.507	358	743	63.02	64.99
65.01 - 70.00	121	92,296,815	7.57	762,784	6.430	358	740	68.28	72.13
70.01 - 75.00	221	153,079,657	12.56	692,668	6.453	358	748	73.57	77.97
75.01 - 80.00	1,368	829,784,209	68.09	606,567	6.429	358	739	79.61	87.26
80.01 - 85.00	7	3,526,620	0.29	503,803	6.340	357	714	84.61	84.61
85.01 - 90.00	22	10,829,562	0.89	492,253	7.005	359	713	89.47	89.47
90.01 - 95.00	33	16,539,235	1.36	501,189	6.915	359	730	94.67	94.67
95.01 - 100.00	6	3,074,624	0.25	512,437	7.448	357	724	100.00	100.00
Total	1,923	$1,218,570,771	100.00%

___________________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 76.04%.

(2)	Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	37	28,755,472	2.36	777,175	6.302	358	751	41.51	41.71
50.01 - 55.00	24	22,497,623	1.85	937,401	6.349	358	745	52.50	53.00
55.01 - 60.00	31	20,979,982	1.72	676,774	6.345	359	741	57.13	57.45
60.01 - 65.00	43	31,992,686	2.63	744,016	6.519	358	742	62.62	63.08
65.01 - 70.00	95	69,943,418	5.74	736,247	6.383	358	736	68.18	68.33
70.01 - 75.00	160	110,571,071	9.07	691,069	6.402	358	750	73.30	73.68
75.01 - 80.00	509	341,772,691	28.05	671,459	6.402	358	747	78.83	79.38
80.01 - 85.00	66	42,764,873	3.51	647,953	6.512	358	736	79.28	83.98
85.01 - 90.00	504	315,311,197	25.88	625,617	6.478	358	742	79.29	89.50
90.01 - 95.00	243	125,891,027	10.33	518,070	6.551	358	731	80.87	94.64
95.01 - 100.00	211	108,090,733	8.87	512,278	6.443	358	717	80.48	99.78
Total	1,923	$1,218,570,771	100.00%

___________________
(1)
The Original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.501 - 4.000	2	926,177	0.08	463,089	3.930	352	681	80.00	100.00
4.501 - 5.000	31	17,267,107	1.42	557,003	4.863	358	735	79.83	88.64
5.001 - 5.500	63	41,420,697	3.40	657,471	5.425	357	737	73.37	78.66
5.501 - 6.000	268	165,702,333	13.60	618,292	5.864	357	741	76.50	82.61
6.001 - 6.500	830	527,418,974	43.28	635,445	6.338	358	744	75.21	80.62
6.501 - 7.000	562	359,572,699	29.51	639,809	6.764	359	739	76.25	83.01
7.001 - 7.500	125	78,619,594	6.45	628,957	7.263	359	727	79.01	87.79
7.501 - 8.000	32	21,067,189	1.73	658,350	7.805	359	733	79.93	84.81
8.001 - 8.500	6	3,743,500	0.31	623,917	8.365	359	726	80.32	87.58
8.501 - 9.000	4	2,832,500	0.23	708,125	8.706	359	730	74.75	79.95
Total	1,923	$1,218,570,771	100.00%

___________________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.442% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.436% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	1,067	687,533,989	56.42	644,362	6.503	358	737	75.53	81.57
Planned Unit Development	548	360,053,071	29.55	657,031	6.382	358	744	76.13	82.28
Condominium	279	148,286,257	12.17	531,492	6.313	358	745	78.73	86.13
Cooperative	16	12,364,161	1.01	772,760	6.363	358	773	72.85	72.85
2-4 Family Residence	13	10,333,294	0.85	794,869	6.442	359	761	72.46	77.38
Total	1,923	$1,218,570,771	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	1,165	747,104,835	61.31	641,292	6.444	358	744	78.00	85.33
Refinance (Rate/Term)	504	319,410,380	26.21	633,751	6.451	358	738	73.98	79.42
Refinance (Cash-Out)	254	152,055,556	12.48	598,644	6.414	358	728	70.75	72.75
Total	1,923	$1,218,570,771	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	1,792	1,134,953,362	93.14	633,345	6.436	358	740	76.07	82.42
Secondary Residence	131	83,617,410	6.86	638,301	6.523	358	749	75.62	79.43
Total	1,923	$1,218,570,771	100.00%

___________________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
360	669	416,757,400	34.20	622,956	6.585	742	76.54	83.33
359	375	234,353,840	19.23	624,944	6.498	739	75.56	81.86
358	465	303,431,175	24.90	652,540	6.430	741	75.58	80.79
357	141	87,574,506	7.19	621,096	6.279	744	76.74	82.75
356	91	55,848,584	4.58	613,721	6.125	733	77.03	83.40
355	45	33,290,511	2.73	739,789	6.067	736	71.69	78.95
354	18	10,305,005	0.85	572,500	6.018	726	74.08	80.26
353	19	13,358,182	1.10	703,062	6.227	737	76.98	83.50
352	32	20,395,695	1.67	637,365	6.048	741	77.61	83.77
351	21	14,915,808	1.22	710,277	6.302	749	76.39	82.52
350	21	12,892,907	1.06	613,948	6.152	738	78.08	84.36
349	18	11,189,258	0.92	621,625	6.271	742	76.49	78.70
348	1	446,185	0.04	446,185	3.990	687	80.00	100.00
347	1	116,800	0.01	116,800	6.750	747	80.00	100.00
346	6	3,694,915	0.30	615,819	6.357	742	79.21	84.80
Total	1,923	$1,218,570,771	100.00%

___________________
(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 358 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Preferred	1,229	763,621,986	62.67	621,336	6.471	358	749	75.44	80.51
Full/Alternative	685	449,704,985	36.90	656,504	6.392	358	726	77.18	85.25
Streamlined	9	5,243,800	0.43	582,644	6.566	359	742	66.35	69.19
Total	1,923	$1,218,570,771	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
641 - 660	6	3,507,214	0.29	584,536	6.284	359	660	75.31	86.72
661 - 680	138	76,066,938	6.24	551,210	6.355	357	671	76.95	85.74
681 - 700	118	66,961,085	5.50	567,467	6.526	359	692	78.39	86.70
701 - 720	406	255,245,388	20.95	628,683	6.540	358	709	76.56	83.52
721 - 740	311	194,046,008	15.92	623,942	6.461	358	730	75.52	81.81
741 - 760	336	226,605,102	18.60	674,420	6.452	358	751	76.23	82.10
761 - 780	308	204,045,460	16.74	662,485	6.363	358	771	76.12	81.41
781 - 800	221	141,823,408	11.64	641,735	6.376	358	790	74.15	78.50
801 - 820	79	50,270,167	4.13	636,331	6.371	358	806	75.07	79.74
Total	1,923	$1,218,570,771	100.00%

___________________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 740.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	1,106	706,158,321	57.95	638,479	6.444	358	742	75.83	81.51
12	510	320,009,568	26.26	627,470	6.401	358	741	76.37	83.14
24	2	951,748	0.08	475,874	6.253	351	727	80.00	100.00
36	211	132,378,918	10.86	627,388	6.518	358	734	76.54	83.57
60	94	59,072,217	4.85	628,428	6.482	358	738	75.56	82.23
Total	1,923	$1,218,570,771	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
47	1	116,800	0.01	116,800	6.750	347	747	80.00	100.00
48	1	446,185	0.04	446,185	3.990	348	687	80.00	100.00
49	5	3,427,871	0.28	685,574	5.960	349	756	72.31	73.58
50	12	7,127,544	0.58	593,962	6.034	350	747	78.74	83.85
51	10	6,244,596	0.51	624,460	6.320	351	739	75.16	85.97
52	7	3,549,435	0.29	507,062	6.320	352	738	80.00	94.43
53	10	7,402,862	0.61	740,286	6.188	353	739	75.18	82.34
54	6	2,144,730	0.18	357,455	5.732	354	728	76.65	88.78
55	38	27,824,696	2.28	732,229	6.001	355	733	72.53	80.21
56	62	39,788,061	3.27	641,743	6.052	356	732	76.95	84.20
57	30	17,326,980	1.42	577,566	6.056	357	733	77.17	85.62
58	127	82,105,797	6.74	646,502	6.378	358	731	77.67	83.26
59	94	57,459,208	4.72	611,268	6.306	359	727	75.14	81.78
60	111	62,990,775	5.17	567,484	6.349	360	744	77.59	84.99
70	6	3,694,915	0.30	615,819	6.357	346	742	79.21	84.80
73	13	7,761,387	0.64	597,030	6.409	349	736	78.34	80.96
74	9	5,765,363	0.47	640,596	6.299	350	727	77.27	84.98
75	11	8,671,212	0.71	788,292	6.289	351	756	77.28	80.03
76	24	15,254,546	1.25	635,606	5.977	352	736	76.85	81.73
77	9	5,955,320	0.49	661,702	6.276	353	734	79.22	84.95
78	10	6,760,347	0.55	676,035	6.034	354	724	73.45	79.03
79	5	4,707,394	0.39	941,479	6.338	355	758	66.03	71.16
80	10	5,413,579	0.44	541,358	6.050	356	726	74.25	79.01
81	34	21,105,571	1.73	620,752	6.186	357	745	77.66	82.56
82	40	26,932,521	2.21	673,313	6.185	358	735	74.50	81.39
83	209	130,700,165	10.73	625,360	6.574	359	742	76.31	82.63
84	518	328,376,554	26.95	633,932	6.630	360	741	76.56	83.47
112	1	1,591,713	0.13	1,591,713	6.125	352	795	79.59	79.59
114	2	1,399,929	0.11	699,964	6.375	354	733	73.16	73.16
115	2	758,420	0.06	379,210	6.778	355	746	75.92	81.09
116	19	10,646,945	0.87	560,366	6.435	356	742	78.70	82.63
117	77	49,141,954	4.03	638,207	6.398	357	747	76.20	81.82
118	298	194,392,857	15.95	652,325	6.487	358	746	74.84	79.66
119	72	46,194,468	3.79	641,590	6.522	359	744	73.96	79.78
120	40	25,390,071	2.08	634,752	6.590	360	749	73.69	77.39
Total	1,923	$1,218,570,771	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	1,914	1,214,684,771	99.68	634,632	6.438	358	740	75.98	82.17
3.001 - 4.000	8	3,730,000	0.31	466,250	7.667	360	747	94.68	94.68
4.001 - 5.000	1	156,000	0.01	156,000	7.250	355	699	78.79	94.00
Total	1,923	$1,218,570,771	100.00%
___________________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 2.262%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
8.001 - 9.000	2	926,177	0.08	463,089	3.930	352	681	80.00	100.00
9.001 - 10.000	30	16,771,107	1.38	559,037	4.859	358	735	79.83	88.60
10.001 - 11.000	316	198,548,187	16.29	628,317	5.778	357	741	75.82	81.70
11.001 - 12.000	1,395	888,082,040	72.88	636,618	6.503	358	742	75.69	81.64
12.001 - 13.000	168	105,895,260	8.69	630,329	7.302	359	726	78.73	86.80
13.001 - 14.000	12	8,348,000	0.69	695,667	8.369	359	720	76.35	81.59
Total	1,923	$1,218,570,771	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
August 2011	1	116,800	0.01	116,800	6.750	347	747	80.00	100.00
September 2011	1	446,185	0.04	446,185	3.990	348	687	80.00	100.00
October 2011	5	3,427,871	0.28	685,574	5.960	349	756	72.31	73.58
November 2011	12	7,127,544	0.58	593,962	6.034	350	747	78.74	83.85
December 2011	10	6,244,596	0.51	624,460	6.320	351	739	75.16	85.97
January 2012	7	3,549,435	0.29	507,062	6.320	352	738	80.00	94.43
February 2012	10	7,402,862	0.61	740,286	6.188	353	739	75.18	82.34
March 2012	6	2,144,730	0.18	357,455	5.732	354	728	76.65	88.78
April 2012	38	27,824,696	2.28	732,229	6.001	355	733	72.53	80.21
May 2012	62	39,788,061	3.27	641,743	6.052	356	732	76.95	84.20
June 2012	30	17,326,980	1.42	577,566	6.056	357	733	77.17	85.62
July 2012	127	82,105,797	6.74	646,502	6.378	358	731	77.67	83.26
August 2012	94	57,459,208	4.72	611,268	6.306	359	727	75.14	81.78
September 2012	97	54,948,595	4.51	566,480	6.338	360	744	77.85	85.29
October 2012	14	8,042,180	0.66	574,441	6.429	360	750	75.79	82.96
July 2013	6	3,694,915	0.30	615,819	6.357	346	742	79.21	84.80
October 2013	13	7,761,387	0.64	597,030	6.409	349	736	78.34	80.96
November 2013	9	5,765,363	0.47	640,596	6.299	350	727	77.27	84.98
December 2013	11	8,671,212	0.71	788,292	6.289	351	756	77.28	80.03
January 2014	24	15,254,546	1.25	635,606	5.977	352	736	76.85	81.73
February 2014	9	5,955,320	0.49	661,702	6.276	353	734	79.22	84.95
March 2014	10	6,760,347	0.55	676,035	6.034	354	724	73.45	79.03
April 2014	5	4,707,394	0.39	941,479	6.338	355	758	66.03	71.16
May 2014	10	5,413,579	0.44	541,358	6.050	356	726	74.25	79.01
June 2014	34	21,105,571	1.73	620,752	6.186	357	745	77.66	82.56
July 2014	40	26,932,521	2.21	673,313	6.185	358	735	74.50	81.39
August 2014	209	130,700,165	10.73	625,360	6.574	359	742	76.31	82.63
September 2014	506	320,898,141	26.33	634,186	6.634	360	741	76.46	83.38
October 2014	12	7,478,413	0.61	623,201	6.442	360	736	80.64	87.52
January 2017	1	1,591,713	0.13	1,591,713	6.125	352	795	79.59	79.59
March 2017	2	1,399,929	0.11	699,964	6.375	354	733	73.16	73.16
April 2017	2	758,420	0.06	379,210	6.778	355	746	75.92	81.09
May 2017	19	10,646,945	0.87	560,366	6.435	356	742	78.70	82.63
June 2017	77	49,141,954	4.03	638,207	6.398	357	747	76.20	81.82
July 2017	298	194,392,857	15.95	652,325	6.487	358	746	74.84	79.66

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
August 2017	72	46,194,468	3.79	641,590	6.522	359	744	73.96	79.78
September 2017	39	24,748,821	2.03	634,585	6.586	360	750	73.66	77.07
October 2017	1	641,250	0.05	641,250	6.750	360	723	75.00	89.99
Total	1,923	$1,218,570,771	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	1,904	1,210,931,517	99.37	635,993	6.437	358	741	75.96	82.14
3.001 - 4.000	10	4,661,000	0.38	466,100	7.772	360	743	93.73	93.73
4.001 - 5.000	2	805,900	0.07	402,950	6.847	359	769	79.56	82.50
5.001 - 6.000	2	610,700	0.05	305,350	5.998	354	682	80.00	80.00
6.001 - 7.000	4	1,469,655	0.12	367,414	6.374	351	705	80.00	100.00
7.001 - 8.000	1	92,000	0.01	92,000	7.140	350	668	80.00	100.00
Total	1,923	$1,218,570,771	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	1	511,465	0.04	511,465	5.750	359	707	80.00	80.00
3.000	7	2,172,355	0.18	310,336	6.301	352	697	80.00	94.38
5.000	1,895	1,201,782,164	98.62	634,186	6.446	358	741	76.06	82.21
5.625	1	123,900	0.01	123,900	6.125	356	674	79.99	99.97
6.000	19	13,980,887	1.15	735,836	6.203	357	712	73.30	80.06
Total	1,923	$1,218,570,771	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	14	7,571,630	0.62	540,831	6.320	354	712	77.55	83.67
2.000	1,909	1,210,999,141	99.38	634,363	6.443	358	741	76.03	82.20
Total	1,923	$1,218,570,771	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	163	102,591,171	8.42	629,394	6.477	359	740	75.87	80.58
60	67	36,605,616	3.00	546,352	6.214	356	732	78.92	84.99
84	85	49,223,651	4.04	579,102	6.530	357	736	77.27	84.21
120	1,608	1,030,150,334	84.54	640,641	6.443	358	741	75.90	82.18
Total	1,923	$1,218,570,771	100.00%

LOAN GROUP 1

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5/1 One-Year CMT	1	179,532	0.06	179,532	6.750	355	670	75.00	100.00
5/1 One-Year CMT - Interest Only	16	5,326,407	1.68	332,900	5.919	353	739	78.65	92.23
5/25 6-month LIBOR	1	127,620	0.04	127,620	5.990	351	719	80.00	80.00
5/25 6-month LIBOR - Interest Only	18	10,213,381	3.21	567,410	6.212	355	694	74.16	83.61
5/1 12-month LIBOR	36	23,476,053	7.38	652,113	6.198	358	733	75.67	79.22
5/1 12-month LIBOR - Interest Only	442	278,632,547	87.63	630,390	6.253	357	736	76.63	83.62
Total	514	$317,955,540	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	3	245,752	0.08	81,917	6.863	353	700	78.39	91.93
100,000.01 - 150,000.00	4	518,228	0.16	129,557	6.338	351	701	80.00	95.07
150,000.01 - 200,000.00	7	1,175,382	0.37	167,912	6.328	353	742	79.08	96.34
200,000.01 - 250,000.00	2	483,950	0.15	241,975	6.011	353	753	80.00	89.70
250,000.01 - 300,000.00	2	536,598	0.17	268,299	5.689	353	694	80.00	100.00
300,000.01 - 350,000.00	1	323,200	0.10	323,200	6.125	353	743	80.00	100.00
350,000.01 - 400,000.00	5	1,905,920	0.60	381,184	6.233	355	722	80.00	91.78
400,000.01 - 450,000.00	64	27,871,104	8.77	435,486	6.152	358	718	79.14	88.07
450,000.01 - 500,000.00	127	60,868,587	19.14	479,280	6.200	358	729	78.99	88.04
500,000.01 - 550,000.00	68	35,925,180	11.30	528,311	6.216	358	735	77.44	84.25
550,000.01 - 600,000.00	57	32,884,500	10.34	576,921	6.258	358	738	78.26	85.88
600,000.01 - 650,000.00	49	30,819,643	9.69	628,972	6.397	358	740	77.86	84.63
650,000.01 - 700,000.00	25	16,965,845	5.34	678,634	6.104	358	729	76.35	79.31
700,000.01 - 750,000.00	12	8,725,913	2.74	727,159	6.425	358	741	76.62	79.12
750,000.01 - 1,000,000.00	58	52,037,953	16.37	897,206	6.233	357	737	75.37	82.71
1,000,000.01 - 1,500,000.00	21	27,183,162	8.55	1,294,436	6.183	356	744	71.00	74.98
1,500,000.01 - 2,000,000.00	5	8,660,623	2.72	1,732,125	6.084	356	731	67.23	67.23
Greater than 2,000,000.00	4	10,824,000	3.40	2,706,000	6.707	355	748	68.99	74.91
Total	514	$317,955,540	100.00%

___________________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 1 was approximately $618,591.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	2	166,400	0.05	83,200	6.798	351	679	80.00	100.00
100,000.01 - 150,000.00	4	518,228	0.16	129,557	6.338	351	701	80.00	95.07
150,000.01 - 200,000.00	6	1,006,807	0.32	167,801	6.404	354	734	78.92	99.07
200,000.01 - 250,000.00	1	234,800	0.07	234,800	5.625	352	717	80.00	100.00
250,000.01 - 300,000.00	2	536,598	0.17	268,299	5.689	353	694	80.00	100.00
300,000.01 - 350,000.00	1	323,200	0.10	323,200	6.125	353	743	80.00	100.00
350,000.01 - 400,000.00	3	1,122,720	0.35	374,240	6.300	353	713	80.00	100.00
400,000.01 - 450,000.00	66	28,333,657	8.91	429,298	6.147	358	718	79.14	87.93
450,000.01 - 500,000.00	127	60,637,685	19.07	477,462	6.199	358	729	78.99	88.07
500,000.01 - 550,000.00	66	34,837,577	10.96	527,842	6.244	358	735	77.36	84.38
550,000.01 - 600,000.00	60	34,452,156	10.84	574,203	6.230	358	738	78.34	85.61
600,000.01 - 650,000.00	49	30,819,643	9.69	628,972	6.397	358	740	77.86	84.63
650,000.01 - 700,000.00	25	16,965,845	5.34	678,634	6.104	358	729	76.35	79.31
700,000.01 - 750,000.00	12	8,725,913	2.74	727,159	6.425	358	741	76.62	79.12
750,000.01 - 1,000,000.00	60	52,606,528	16.55	876,775	6.235	357	737	75.42	82.68
1,000,000.01 - 1,500,000.00	21	27,183,162	8.55	1,294,436	6.183	356	744	71.00	74.98
1,500,000.01 - 2,000,000.00	5	8,660,623	2.72	1,732,125	6.084	356	731	67.23	67.23
Greater than 2,000,000.00	4	10,824,000	3.40	2,706,000	6.707	355	748	68.99	74.91
Total	514	$317,955,540	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Alabama	2	1,225,083	0.39	612,542	5.872	356	687	77.08	83.82
Arizona	15	8,049,534	2.53	536,636	6.513	358	743	73.40	80.35
Arkansas	1	616,796	0.19	616,796	6.125	358	774	72.71	72.71
California	299	183,189,665	57.61	612,674	6.181	357	732	77.66	85.96
Colorado	7	6,447,796	2.03	921,114	5.871	357	748	61.86	66.85
Connecticut	7	6,204,952	1.95	886,422	6.162	358	747	77.93	81.11
Florida	20	13,414,301	4.22	670,715	6.649	357	738	77.63	83.08
Georgia	5	5,123,283	1.61	1,024,657	6.166	354	727	73.09	73.09
Hawaii	1	925,000	0.29	925,000	7.125	358	676	61.38	61.38
Idaho	1	647,200	0.20	647,200	6.000	356	780	80.00	80.00
Illinois	14	8,693,253	2.73	620,947	6.341	357	723	74.09	81.11
Indiana	1	527,200	0.17	527,200	6.125	360	766	80.00	80.00
Iowa	1	74,400	0.02	74,400	6.375	353	693	80.00	100.00
Kentucky	2	1,119,000	0.35	559,500	6.087	354	777	82.66	86.59
Maryland	9	4,502,373	1.42	500,264	6.126	358	702	79.93	89.94
Massachusetts	12	9,356,192	2.94	779,683	6.057	357	748	71.53	75.55
Michigan	6	3,184,575	1.00	530,762	6.453	357	753	79.04	82.14
Minnesota	5	2,782,051	0.87	556,410	6.298	354	748	74.92	81.53
Missouri	3	1,107,278	0.35	369,093	6.240	358	692	85.20	97.36
Montana	2	1,094,000	0.34	547,000	6.866	359	758	80.00	80.00
Nevada	12	5,872,020	1.85	489,335	6.065	358	731	78.31	86.07
New Jersey	18	10,644,088	3.35	591,338	6.488	359	737	76.52	81.77
New Mexico	5	2,563,800	0.81	512,760	6.656	359	752	74.96	74.96
New York	12	9,610,219	3.02	800,852	6.630	357	747	74.47	79.65
North Carolina	5	3,142,830	0.99	628,566	6.355	358	747	74.82	84.97
Ohio	1	1,000,000	0.31	1,000,000	5.875	360	791	69.57	69.57
Oregon	6	2,586,780	0.81	431,130	6.365	355	724	76.72	84.91
South Carolina	2	277,528	0.09	138,764	6.260	351	694	80.00	90.80
Tennessee	2	1,684,804	0.53	842,402	6.485	359	740	52.85	52.85
Texas	6	2,951,813	0.93	491,969	6.565	359	749	79.87	83.01
Utah	7	4,399,927	1.38	628,561	6.694	357	756	81.98	83.07
Vermont	1	156,000	0.05	156,000	7.250	355	699	78.79	94.00
Virginia	6	3,590,292	1.13	598,382	5.972	358	731	79.99	83.34
Washington	18	11,191,508	3.52	621,750	6.026	357	724	72.90	78.99
Total	514	$317,955,540	100.00%

___________________
(1)	As of the cut-off date, no more than approximately 2.124% of the Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	8	7,130,054	2.24	891,257	6.001	357	752	42.52	43.24
50.01 - 55.00	3	3,940,600	1.24	1,313,533	5.882	358	707	53.28	53.28
55.01 - 60.00	8	6,011,635	1.89	751,454	6.129	359	740	57.80	58.98
60.01 - 65.00	8	7,193,000	2.26	899,125	6.303	357	753	62.84	64.67
65.01 - 70.00	30	27,640,086	8.69	921,336	6.241	356	741	69.18	72.49
70.01 - 75.00	54	36,086,706	11.35	668,272	6.284	357	741	73.51	78.00
75.01 - 80.00	381	219,067,691	68.90	574,981	6.230	357	732	79.66	88.46
80.01 - 85.00	4	1,998,800	0.63	499,700	6.539	357	739	84.85	84.85
85.01 - 90.00	5	2,448,354	0.77	489,671	6.911	359	709	89.67	89.67
90.01 - 95.00	13	6,438,615	2.03	495,278	6.609	359	715	94.69	94.69
Total	514	$317,955,540	100.00%

___________________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 1 was approximately 76.51%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 1 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	7	6,207,754	1.95	886,822	5.983	357	747	41.69	41.69
50.01 - 55.00	4	4,862,900	1.53	1,215,725	5.928	358	721	52.29	53.35
55.01 - 60.00	7	5,361,635	1.69	765,948	6.099	359	745	57.64	57.64
60.01 - 65.00	7	6,093,000	1.92	870,429	6.313	357	749	62.83	62.83
65.01 - 70.00	26	21,979,586	6.91	845,369	6.209	357	732	68.79	69.12
70.01 - 75.00	38	26,071,385	8.20	686,089	6.190	357	739	72.97	73.48
75.01 - 80.00	124	76,914,770	24.19	620,280	6.247	357	743	78.87	79.53
80.01 - 85.00	18	12,388,143	3.90	688,230	6.561	358	733	80.26	84.13
85.01 - 90.00	130	82,470,867	25.94	634,391	6.307	357	740	79.26	89.39
90.01 - 95.00	74	36,459,219	11.47	492,692	6.307	358	726	81.77	94.65
95.01 - 100.00	79	39,146,283	12.31	495,523	6.075	357	708	79.94	99.79
Total	514	$317,955,540	100.00%

___________________
(1)
The Original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.501 - 4.000	2	926,177	0.29	463,089	3.930	352	681	80.00	100.00
4.501 - 5.000	25	13,844,992	4.35	553,800	4.842	358	732	80.01	89.26
5.001 - 5.500	36	24,671,778	7.76	685,327	5.409	356	731	71.73	77.62
5.501 - 6.000	122	75,114,774	23.62	615,695	5.849	357	736	77.10	84.26
6.001 - 6.500	201	121,969,627	38.36	606,814	6.309	358	738	75.76	81.99
6.501 - 7.000	88	53,705,020	16.89	610,284	6.775	358	731	77.05	84.75
7.001 - 7.500	30	19,203,036	6.04	640,101	7.278	358	722	79.78	87.66
7.501 - 8.000	7	6,198,637	1.95	885,520	7.833	358	738	78.79	84.98
8.001 - 8.500	2	1,321,500	0.42	660,750	8.207	359	715	80.21	90.00
8.501 - 9.000	1	1,000,000	0.31	1,000,000	8.625	358	701	80.00	80.00
Total	514	$317,955,540	100.00%

___________________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 1 was approximately 6.242% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.238% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	272	175,041,041	55.05	643,533	6.336	357	729	76.71	83.05
Planned Unit Development	138	90,581,815	28.49	656,390	6.168	358	740	75.63	83.02
Condominium	100	50,187,934	15.78	501,879	6.049	358	742	78.07	86.55
Cooperative	4	2,144,750	0.67	536,187	6.233	357	774	61.40	61.40
Total	514	$317,955,540	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	306	187,193,016	58.87	611,742	6.245	357	738	78.54	86.61
Refinance (Rate/Term)	144	91,471,535	28.77	635,219	6.233	357	732	74.94	81.38
Refinance (Cash-Out)	64	39,290,989	12.36	613,922	6.249	357	723	70.49	73.20
Total	514	$317,955,540	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	481	297,040,411	93.42	617,548	6.226	357	734	76.64	83.78
Secondary Residence	33	20,915,130	6.58	633,792	6.470	358	739	74.73	78.81
Total	514	$317,955,540	100.00%

___________________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
360	111	62,990,775	19.81	567,484	6.349	744	77.59	84.99
359	94	57,459,208	18.07	611,268	6.306	727	75.14	81.78
358	127	82,105,797	25.82	646,502	6.378	731	77.67	83.26
357	30	17,326,980	5.45	577,566	6.056	733	77.17	85.62
356	62	39,788,061	12.51	641,743	6.052	732	76.95	84.20
355	38	27,824,696	8.75	732,229	6.001	733	72.53	80.21
354	6	2,144,730	0.67	357,455	5.732	728	76.65	88.78
353	10	7,402,862	2.33	740,286	6.188	739	75.18	82.34
352	7	3,549,435	1.12	507,062	6.320	738	80.00	94.43
351	10	6,244,596	1.96	624,460	6.320	739	75.16	85.97
350	12	7,127,544	2.24	593,962	6.034	747	78.74	83.85
349	5	3,427,871	1.08	685,574	5.960	756	72.31	73.58
348	1	446,185	0.14	446,185	3.990	687	80.00	100.00
347	1	116,800	0.04	116,800	6.750	747	80.00	100.00
Total	514	$317,955,540	100.00%

___________________
(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 1 was approximately 357 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Preferred	297	177,557,864	55.84	597,838	6.314	358	745	76.51	81.94
Full/Alternative	217	140,397,677	44.16	646,994	6.151	357	721	76.51	85.36
Total	514	$317,955,540	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
641 - 660	3	1,867,214	0.59	622,405	5.945	357	660	77.34	87.72
661 - 680	66	35,926,468	11.30	544,340	6.181	358	671	77.47	87.02
681 - 700	26	13,371,462	4.21	514,287	6.130	357	691	80.14	89.17
701 - 720	122	76,142,711	23.95	624,121	6.405	358	709	76.66	83.56
721 - 740	80	49,019,639	15.42	612,745	6.219	358	730	76.34	83.31
741 - 760	74	47,615,569	14.98	643,454	6.265	357	750	77.27	84.16
761 - 780	74	51,455,821	16.18	695,349	6.084	357	771	75.79	81.66
781 - 800	53	32,031,693	10.07	604,372	6.216	358	789	75.62	80.43
801 - 820	16	10,524,964	3.31	657,810	6.316	359	806	71.02	77.72
Total	514	$317,955,540	100.00%

___________________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 1 was approximately 734.

Prepayment Charge Period at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	307	186,381,517	58.62	607,106	6.226	357	736	75.76	81.99
12	134	86,361,138	27.16	644,486	6.256	358	734	78.08	85.99
24	2	951,748	0.30	475,874	6.253	351	727	80.00	100.00
36	49	30,584,069	9.62	624,165	6.360	358	730	76.53	83.83
60	22	13,677,069	4.30	621,685	6.105	357	719	76.66	85.34
Total	514	$317,955,540	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
47	1	116,800	0.04	116,800	6.750	347	747	80.00	100.00
48	1	446,185	0.14	446,185	3.990	348	687	80.00	100.00
49	5	3,427,871	1.08	685,574	5.960	349	756	72.31	73.58
50	12	7,127,544	2.24	593,962	6.034	350	747	78.74	83.85
51	10	6,244,596	1.96	624,460	6.320	351	739	75.16	85.97
52	7	3,549,435	1.12	507,062	6.320	352	738	80.00	94.43
53	10	7,402,862	2.33	740,286	6.188	353	739	75.18	82.34
54	6	2,144,730	0.67	357,455	5.732	354	728	76.65	88.78
55	38	27,824,696	8.75	732,229	6.001	355	733	72.53	80.21
56	62	39,788,061	12.51	641,743	6.052	356	732	76.95	84.20
57	30	17,326,980	5.45	577,566	6.056	357	733	77.17	85.62
58	127	82,105,797	25.82	646,502	6.378	358	731	77.67	83.26
59	94	57,459,208	18.07	611,268	6.306	359	727	75.14	81.78
60	111	62,990,775	19.81	567,484	6.349	360	744	77.59	84.99
Total	514	$317,955,540	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	513	317,799,540	99.95	619,492	6.241	357	734	76.51	83.44
4.001 - 5.000	1	156,000	0.05	156,000	7.250	355	699	78.79	94.00
Total	514	$317,955,540	100.00%

___________________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 1 was approximately 2.270%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
8.001 - 9.000	2	926,177	0.29	463,089	3.930	352	681	80.00	100.00
9.001 - 10.000	24	13,348,992	4.20	556,208	4.836	358	732	80.02	89.23
10.001 - 11.000	149	94,895,874	29.85	636,885	5.742	357	736	75.66	82.30
11.001 - 12.000	288	173,673,792	54.62	603,034	6.426	358	737	76.46	83.26
12.001 - 13.000	47	32,697,205	10.28	695,685	7.198	358	719	77.46	84.73
13.001 - 14.000	4	2,413,500	0.76	603,375	8.339	358	708	80.11	86.24
Total	514	$317,955,540	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
August 2011	1	116,800	0.04	116,800	6.750	347	747	80.00	100.00
September 2011	1	446,185	0.14	446,185	3.990	348	687	80.00	100.00
October 2011	5	3,427,871	1.08	685,574	5.960	349	756	72.31	73.58
November 2011	12	7,127,544	2.24	593,962	6.034	350	747	78.74	83.85
December 2011	10	6,244,596	1.96	624,460	6.320	351	739	75.16	85.97
January 2012	7	3,549,435	1.12	507,062	6.320	352	738	80.00	94.43
February 2012	10	7,402,862	2.33	740,286	6.188	353	739	75.18	82.34
March 2012	6	2,144,730	0.67	357,455	5.732	354	728	76.65	88.78
April 2012	38	27,824,696	8.75	732,229	6.001	355	733	72.53	80.21
May 2012	62	39,788,061	12.51	641,743	6.052	356	732	76.95	84.20
June 2012	30	17,326,980	5.45	577,566	6.056	357	733	77.17	85.62
July 2012	127	82,105,797	25.82	646,502	6.378	358	731	77.67	83.26
August 2012	94	57,459,208	18.07	611,268	6.306	359	727	75.14	81.78
September 2012	97	54,948,595	17.28	566,480	6.338	360	744	77.85	85.29
October 2012	14	8,042,180	2.53	574,441	6.429	360	750	75.79	82.96
Total	514	$317,955,540	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	505	315,168,186	99.12	624,095	6.238	357	735	76.47	83.36
3.001 - 4.000	1	459,000	0.14	459,000	8.125	360	714	90.00	90.00
4.001 - 5.000	1	156,000	0.05	156,000	7.250	355	699	78.79	94.00
5.001 - 6.000	2	610,700	0.19	305,350	5.998	354	682	80.00	80.00
6.001 - 7.000	4	1,469,655	0.46	367,414	6.374	351	705	80.00	100.00
7.001 - 8.000	1	92,000	0.03	92,000	7.140	350	668	80.00	100.00
Total	514	$317,955,540	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	1	511,465	0.16	511,465	5.750	359	707	80.00	80.00
3.000	7	2,172,355	0.68	310,336	6.301	352	697	80.00	94.38
5.000	493	306,913,931	96.53	622,543	6.249	357	736	76.59	83.42
5.625	1	123,900	0.04	123,900	6.125	356	674	79.99	99.97
6.000	12	8,233,889	2.59	686,157	6.011	357	698	72.44	81.79
Total	514	$317,955,540	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	11	4,902,853	1.54	445,714	6.357	353	703	77.37	85.35
2.000	503	313,052,688	98.46	622,371	6.240	357	735	76.50	83.42
Total	514	$317,955,540	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	38	23,783,206	7.48	625,874	6.201	358	733	75.69	79.38
60	67	36,605,616	11.51	546,352	6.214	356	732	78.92	84.99
120	409	257,566,719	81.01	629,747	6.250	357	735	76.25	83.61
Total	514	$317,955,540	100.00%

LOAN GROUP 2

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
7/1 One-Year CMT - Interest Only	2	1,176,000	1.02	588,000	6.300	353	727	77.39	80.38
7/23 Six-month LIBOR - Interest Only	1	1,430,000	1.24	1,430,000	6.125	354	741	76.07	76.07
7/1 12-month LIBOR	9	4,622,934	4.01	513,659	5.956	355	719	72.94	76.43
7/1 12-month LIBOR - Interest Only	173	108,014,272	93.73	624,360	6.203	355	740	76.90	82.67
Total	185	$115,243,206	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	1	97,168	0.08	97,168	5.750	352	749	80.00	100.00
100,000.01 - 150,000.00	2	256,420	0.22	128,210	5.970	355	733	80.00	100.00
150,000.01 - 200,000.00	1	176,000	0.15	176,000	5.875	353	747	80.00	100.00
350,000.01 - 400,000.00	1	369,900	0.32	369,900	7.500	357	749	100.00	100.00
400,000.01 - 450,000.00	29	12,656,812	10.98	436,442	6.476	356	728	77.44	86.33
450,000.01 - 500,000.00	34	16,246,149	14.10	477,828	6.292	355	737	77.72	85.44
500,000.01 - 550,000.00	27	14,169,643	12.30	524,802	6.275	355	736	79.54	86.67
550,000.01 - 600,000.00	23	13,217,568	11.47	574,677	6.049	356	739	77.78	82.01
600,000.01 - 650,000.00	13	8,137,458	7.06	625,958	6.194	354	743	75.02	80.45
650,000.01 - 700,000.00	8	5,379,771	4.67	672,471	6.137	356	723	75.04	81.32
700,000.01 - 750,000.00	7	5,051,768	4.38	721,681	6.376	353	738	78.22	84.64
750,000.01 - 1,000,000.00	30	26,500,904	23.00	883,363	5.979	355	740	75.93	79.31
1,000,000.01 - 1,500,000.00	7	8,988,221	7.80	1,284,032	6.167	353	742	76.16	80.28
1,500,000.01 - 2,000,000.00	2	3,995,424	3.47	1,997,712	6.313	353	787	65.08	65.08
Total	185	$115,243,206	100.00%

___________________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 2 was approximately $622,936.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	1	97,168	0.08	97,168	5.750	352	749	80.00	100.00
100,000.01 - 150,000.00	2	256,420	0.22	128,210	5.970	355	733	80.00	100.00
150,000.01 - 200,000.00	1	176,000	0.15	176,000	5.875	353	747	80.00	100.00
350,000.01 - 400,000.00	1	369,900	0.32	369,900	7.500	357	749	100.00	100.00
400,000.01 - 450,000.00	29	12,656,812	10.98	436,442	6.476	356	728	77.44	86.33
450,000.01 - 500,000.00	33	15,753,649	13.67	477,383	6.282	355	736	77.65	85.61
500,000.01 - 550,000.00	28	14,662,143	12.72	523,648	6.287	355	737	79.56	86.45
550,000.01 - 600,000.00	23	13,217,568	11.47	574,677	6.049	356	739	77.78	82.01
600,000.01 - 650,000.00	13	8,137,458	7.06	625,958	6.194	354	743	75.02	80.45
650,000.01 - 700,000.00	8	5,379,771	4.67	672,471	6.137	356	723	75.04	81.32
700,000.01 - 750,000.00	6	4,334,128	3.76	722,355	6.438	352	732	77.93	83.75
750,000.01 - 1,000,000.00	31	27,218,544	23.62	878,018	5.980	355	741	76.04	79.59
1,000,000.01 - 1,500,000.00	7	8,988,221	7.80	1,284,032	6.167	353	742	76.16	80.28
1,500,000.01 - 2,000,000.00	2	3,995,424	3.47	1,997,712	6.313	353	787	65.08	65.08
Total	185	$115,243,206	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Alabama	1	980,000	0.85	980,000	5.875	357	813	70.00	70.00
Arizona	3	2,055,869	1.78	685,290	6.066	357	728	77.66	91.26
California	105	64,867,990	56.29	617,790	6.110	355	738	77.40	82.88
Colorado	1	492,000	0.43	492,000	6.125	360	788	80.00	95.00
Connecticut	2	1,305,970	1.13	652,985	6.547	354	730	76.47	91.37
Delaware	1	562,500	0.49	562,500	6.000	346	769	74.82	74.82
Florida	14	8,265,222	7.17	590,373	6.630	354	739	77.06	77.84
Georgia	2	2,097,168	1.82	1,048,584	6.346	355	794	53.08	54.00
Hawaii	2	1,448,000	1.26	724,000	6.438	351	735	80.00	90.00
Idaho	1	548,000	0.48	548,000	7.000	357	760	80.00	90.00
Illinois	3	2,846,053	2.47	948,684	5.922	353	735	77.49	77.49
Indiana	1	467,320	0.41	467,320	6.125	353	712	82.71	82.71
Maryland	5	3,024,512	2.62	604,902	6.100	356	692	80.00	88.45
Massachusetts	6	3,081,287	2.67	513,548	6.518	356	720	74.55	81.39
Michigan	1	633,232	0.55	633,232	6.250	352	792	79.38	88.75
Nevada	4	2,053,077	1.78	513,269	5.810	355	720	74.30	80.01
New Jersey	6	3,391,063	2.94	565,177	6.245	354	736	76.28	82.22
New York	1	427,500	0.37	427,500	8.000	360	758	95.00	95.00
North Carolina	6	3,748,145	3.25	624,691	6.605	355	760	76.35	89.02
Oregon	1	510,000	0.44	510,000	6.125	357	669	85.00	85.00
Pennsylvania	1	550,350	0.48	550,350	6.625	359	676	73.38	73.38
Tennessee	2	1,066,473	0.93	533,237	6.507	355	708	71.28	89.51
Texas	1	460,000	0.40	460,000	5.750	352	778	80.00	88.42
Utah	3	2,520,000	2.19	840,000	6.103	358	741	67.61	68.74
Virginia	3	1,488,031	1.29	496,010	5.934	359	759	79.42	84.11
Washington	9	6,353,445	5.51	705,938	6.117	356	744	78.87	84.93
Total	185	$115,243,206	100.00%

___________________
(1)	As of the cut-off date, no more than approximately 3.161% of the Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	1	672,000	0.58	672,000	6.000	356	673	48.00	48.00
50.01 - 55.00	2	2,445,000	2.12	1,222,500	6.284	356	785	52.18	52.18
55.01 - 60.00	2	1,071,499	0.93	535,749	6.261	356	721	58.55	72.27
60.01 - 65.00	6	3,424,618	2.97	570,770	6.231	356	747	62.03	66.51
65.01 - 70.00	12	8,535,207	7.41	711,267	6.062	356	758	67.59	70.65
70.01 - 75.00	19	13,585,922	11.79	715,049	5.982	355	735	73.71	75.99
75.01 - 80.00	136	82,360,319	71.47	605,591	6.205	355	737	79.49	86.23
80.01 - 85.00	2	977,320	0.85	488,660	6.125	355	690	83.91	83.91
85.01 - 90.00	3	1,373,920	1.19	457,973	7.249	358	723	89.99	89.99
90.01 - 95.00	1	427,500	0.37	427,500	8.000	360	758	95.00	95.00
95.01 - 100.00	1	369,900	0.32	369,900	7.500	357	749	100.00	100.00
Total	185	$115,243,206	100.00%

___________________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 2 was approximately 76.74%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 2 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	1	672,000	0.58	672,000	6.000	356	673	48.00	48.00
50.01 - 55.00	2	2,445,000	2.12	1,222,500	6.284	356	785	52.18	52.18
55.01 - 60.00	1	583,500	0.51	583,500	6.375	358	731	58.35	58.35
60.01 - 65.00	4	2,549,831	2.21	637,458	6.204	357	743	62.32	62.32
65.01 - 70.00	10	6,951,580	6.03	695,158	5.987	356	766	67.05	67.49
70.01 - 75.00	16	11,056,369	9.59	691,023	5.984	355	732	73.21	73.74
75.01 - 80.00	57	39,341,920	34.14	690,209	6.191	354	748	78.74	79.11
80.01 - 85.00	6	3,397,520	2.95	566,253	5.925	357	722	81.12	84.05
85.01 - 90.00	47	27,910,479	24.22	593,840	6.219	355	736	79.12	89.41
90.01 - 95.00	25	14,204,460	12.33	568,178	6.394	355	720	79.94	94.49
95.01 - 100.00	16	6,130,546	5.32	383,159	6.337	357	713	81.20	99.99
Total	185	$115,243,206	100.00%

___________________
(1)
The Original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
4.501 - 5.000	6	3,422,115	2.97	570,353	4.949	360	746	79.09	86.13
5.001 - 5.500	8	5,676,241	4.93	709,530	5.405	354	727	74.71	78.01
5.501 - 6.000	50	32,601,530	28.29	652,031	5.873	356	740	75.19	80.24
6.001 - 6.500	87	55,296,299	47.98	635,590	6.298	354	742	76.78	82.38
6.501 - 7.000	27	15,138,102	13.14	560,670	6.746	355	730	77.96	85.21
7.001 - 7.500	2	845,820	0.73	422,910	7.359	356	739	94.37	94.37
7.501 - 8.000	4	1,831,100	1.59	457,775	7.774	360	713	85.94	90.65
8.501 - 9.000	1	432,000	0.37	432,000	8.750	359	736	80.00	95.00
Total	185	$115,243,206	100.00%

___________________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 was approximately 6.193% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.185% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	83	53,778,981	46.67	647,940	6.252	355	729	76.00	81.74
Planned Unit Development	55	36,315,155	31.51	660,276	6.087	355	752	76.22	80.86
Low-rise Condominium	47	25,149,070	21.82	535,087	6.218	354	740	79.06	85.61
Total	185	$115,243,206	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	115	72,099,483	62.56	626,952	6.201	355	743	77.97	84.61
Refinance (Rate/Term)	45	28,010,426	24.31	622,454	6.178	355	735	75.66	80.06
Refinance (Cash-Out)	25	15,133,297	13.13	605,332	6.181	355	725	72.88	75.55
Total	185	$115,243,206	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	160	99,343,680	86.20	620,898	6.163	355	737	76.80	82.53
Secondary Residence	25	15,899,526	13.80	635,981	6.379	353	751	76.32	80.91
Total	185	$115,243,206	100.00%

___________________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
360	23	11,563,282	10.03	502,751	6.258	741	77.59	82.90
359	15	7,899,710	6.85	526,647	6.338	731	77.94	85.97
358	27	17,761,166	15.41	657,821	6.066	739	76.35	83.45
357	31	18,698,900	16.23	603,190	6.191	743	77.58	82.72
356	6	3,342,394	2.90	557,066	6.040	704	73.56	78.18
355	5	4,707,394	4.08	941,479	6.338	758	66.03	71.16
354	10	6,760,347	5.87	676,035	6.034	724	73.45	79.03
353	7	4,971,320	4.31	710,189	6.387	741	79.07	85.92
352	24	15,254,546	13.24	635,606	5.977	736	76.85	81.73
351	10	7,937,481	6.89	793,748	6.304	756	79.20	82.21
350	9	5,765,363	5.00	640,596	6.299	727	77.27	84.98
349	12	6,886,387	5.98	573,866	6.413	744	78.19	81.14
346	6	3,694,915	3.21	615,819	6.357	742	79.21	84.80
Total	185	$115,243,206	100.00%

___________________
(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 2 was approximately 355 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Preferred	109	67,684,922	58.73	620,963	6.219	355	751	75.74	80.09
Full/Alternative	76	47,558,284	41.27	625,767	6.156	355	722	78.16	85.47
Total	185	$115,243,206	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
661 - 680	21	11,542,502	10.02	549,643	6.150	355	671	77.40	86.40
681 - 700	11	6,189,310	5.37	562,665	6.271	356	695	78.25	88.66
701 - 720	36	21,733,763	18.86	603,716	6.322	355	710	77.27	84.09
721 - 740	27	17,696,864	15.36	655,439	6.172	355	730	76.77	81.15
741 - 760	32	20,083,792	17.43	627,619	6.110	354	750	76.60	80.60
761 - 780	36	23,619,494	20.50	656,097	6.215	354	771	77.79	82.89
781 - 800	15	9,972,344	8.65	664,823	6.174	355	793	73.22	76.94
801 - 820	7	4,405,136	3.82	629,305	5.943	355	811	73.07	75.43
Total	185	$115,243,206	100.00%

___________________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 2 was approximately 739.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	119	75,575,221	65.58	635,086	6.154	355	743	76.73	81.80
12	50	31,377,896	27.23	627,558	6.165	355	733	77.39	84.26
36	12	5,747,680	4.99	478,973	6.607	356	728	74.96	81.40
60	4	2,542,409	2.21	635,602	6.765	358	721	72.85	75.39
Total	185	$115,243,206	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
70	6	3,694,915	3.21	615,819	6.357	346	742	79.21	84.80
73	12	6,886,387	5.98	573,866	6.413	349	744	78.19	81.14
74	9	5,765,363	5.00	640,596	6.299	350	727	77.27	84.98
75	10	7,937,481	6.89	793,748	6.304	351	756	79.20	82.21
76	24	15,254,546	13.24	635,606	5.977	352	736	76.85	81.73
77	7	4,971,320	4.31	710,189	6.387	353	741	79.07	85.92
78	10	6,760,347	5.87	676,035	6.034	354	724	73.45	79.03
79	5	4,707,394	4.08	941,479	6.338	355	758	66.03	71.16
80	6	3,342,394	2.90	557,066	6.040	356	704	73.56	78.18
81	31	18,698,900	16.23	603,190	6.191	357	743	77.58	82.72
82	27	17,761,166	15.41	657,821	6.066	358	739	76.35	83.45
83	15	7,899,710	6.85	526,647	6.338	359	731	77.94	85.97
84	23	11,563,282	10.03	502,751	6.258	360	741	77.59	82.90
Total	185	$115,243,206	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	184	114,815,706	99.63	623,998	6.186	355	739	76.67	82.26
3.001 - 4.000	1	427,500	0.37	427,500	8.000	360	758	95.00	95.00
Total	185	$115,243,206	100.00%

___________________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 2 was approximately 2.279%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.001 - 10.000	6	3,422,115	2.97	570,353	4.949	360	746	79.09	86.13
10.001 - 11.000	52	34,593,605	30.02	665,262	5.807	355	737	75.02	80.04
11.001 - 12.000	119	74,005,621	64.22	621,896	6.363	354	740	76.98	82.75
12.001 - 13.000	7	2,789,865	2.42	398,552	7.586	359	721	88.26	92.16
13.001 - 14.000	1	432,000	0.37	432,000	8.750	359	736	80.00	95.00
Total	185	$115,243,206	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
July 2013	6	3,694,915	3.21	615,819	6.357	346	742	79.21	84.80
October 2013	12	6,886,387	5.98	573,866	6.413	349	744	78.19	81.14
November 2013	9	5,765,363	5.00	640,596	6.299	350	727	77.27	84.98
December 2013	10	7,937,481	6.89	793,748	6.304	351	756	79.20	82.21
January 2014	24	15,254,546	13.24	635,606	5.977	352	736	76.85	81.73
February 2014	7	4,971,320	4.31	710,189	6.387	353	741	79.07	85.92
March 2014	10	6,760,347	5.87	676,035	6.034	354	724	73.45	79.03
April 2014	5	4,707,394	4.08	941,479	6.338	355	758	66.03	71.16
May 2014	6	3,342,394	2.90	557,066	6.040	356	704	73.56	78.18
June 2014	31	18,698,900	16.23	603,190	6.191	357	743	77.58	82.72
July 2014	27	17,761,166	15.41	657,821	6.066	358	739	76.35	83.45
August 2014	15	7,899,710	6.85	526,647	6.338	359	731	77.94	85.97
September 2014	23	11,563,282	10.03	502,751	6.258	360	741	77.59	82.90
Total	185	$115,243,206	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	183	114,165,806	99.07	623,857	6.183	355	738	76.65	82.28
3.001 - 4.000	1	427,500	0.37	427,500	8.000	360	758	95.00	95.00
4.001 - 5.000	1	649,900	0.56	649,900	6.750	360	786	79.74	79.74
Total	185	$115,243,206	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.000	180	111,656,208	96.89	620,312	6.206	355	738	76.76	82.45
6.000	5	3,586,998	3.11	717,400	5.769	356	749	75.93	78.11
Total	185	$115,243,206	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	1	1,430,000	1.24	1,430,000	6.125	354	741	76.07	76.07
2.000	184	113,813,206	98.76	618,550	6.194	355	739	76.75	82.39
Total	185	$115,243,206	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	9	4,622,934	4.01	513,659	5.956	355	719	72.94	76.43
84	32	18,137,610	15.74	566,800	6.318	355	740	78.64	85.08
120	144	92,482,662	80.25	642,241	6.180	355	739	76.55	82.06
Total	185	$115,243,206	100.00%

LOAN GROUP 3

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
7/1 One-Year CMT	1	532,000	0.12	532,000	6.375	360	783	72.68	86.34
7/23 Six-Month LIBOR	1	478,777	0.11	478,777	6.625	359	766	80.00	95.00
7/23 Six-Month LIBOR - Interest Only	3	2,920,000	0.64	973,333	7.288	360	697	74.25	77.53
7/1 12-month LIBOR	87	58,050,991	12.73	667,253	6.622	360	746	76.62	81.53
7/1 12-month LIBOR - Interest Only	621	393,873,901	86.40	634,257	6.610	360	741	76.28	83.23
Total	713	$455,855,668	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
400,000.01 - 450,000.00	74	32,184,533	7.06	434,926	6.689	360	735	78.52	87.29
450,000.01 - 500,000.00	146	70,118,839	15.38	480,266	6.662	360	734	77.81	88.17
500,000.01 - 550,000.00	92	48,135,031	10.56	523,207	6.594	360	742	78.78	86.03
550,000.01 - 600,000.00	97	55,953,601	12.27	576,841	6.532	360	746	77.34	82.86
600,000.01 - 650,000.00	76	48,003,113	10.53	631,620	6.651	360	742	75.64	83.35
650,000.01 - 700,000.00	48	32,496,779	7.13	677,016	6.460	360	744	74.96	80.08
700,000.01 - 750,000.00	36	26,183,709	5.74	727,325	6.558	359	740	76.44	81.13
750,000.01 - 1,000,000.00	113	100,221,528	21.99	886,916	6.624	360	743	75.94	82.25
1,000,000.01 - 1,500,000.00	23	28,304,536	6.21	1,230,632	6.755	360	753	70.97	74.04
1,500,000.01 - 2,000,000.00	8	14,254,000	3.13	1,781,750	6.622	360	729	69.79	70.01
Total	713	$455,855,668	100.00%

___________________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 3 was approximately $639,349.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
400,000.01 - 450,000.00	73	31,736,189	6.96	434,742	6.699	360	735	78.76	87.66
450,000.01 - 500,000.00	147	70,567,183	15.48	480,049	6.658	360	734	77.71	88.00
500,000.01 - 550,000.00	92	48,135,031	10.56	523,207	6.594	360	742	78.78	86.03
550,000.01 - 600,000.00	97	55,953,601	12.27	576,841	6.532	360	746	77.34	82.86
600,000.01 - 650,000.00	76	48,003,113	10.53	631,620	6.651	360	742	75.64	83.35
650,000.01 - 700,000.00	47	31,798,138	6.98	676,556	6.450	360	744	75.23	80.46
700,000.01 - 750,000.00	37	26,882,350	5.90	726,550	6.566	359	740	76.08	80.65
750,000.01 - 1,000,000.00	113	100,221,528	21.99	886,916	6.624	360	743	75.94	82.25
1,000,000.01 - 1,500,000.00	23	28,304,536	6.21	1,230,632	6.755	360	753	70.97	74.04
1,500,000.01 - 2,000,000.00	8	14,254,000	3.13	1,781,750	6.622	360	729	69.79	70.01
Total	713	$455,855,668	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Arizona	13	8,053,631	1.77	619,510	6.635	360	742	73.32	85.81
Arkansas	1	477,200	0.10	477,200	6.375	359	731	80.00	90.00
California	405	250,074,977	54.86	617,469	6.598	360	742	76.62	84.10
Colorado	14	9,458,423	2.07	675,602	6.741	360	739	75.32	79.36
Connecticut	8	7,323,200	1.61	915,400	6.204	360	754	71.73	72.55
Delaware	1	552,000	0.12	552,000	6.500	360	753	80.00	80.00
District of Columbia	4	2,071,200	0.45	517,800	6.428	359	753	80.00	95.62
Florida	43	29,234,776	6.41	679,879	6.698	359	739	74.25	78.65
Georgia	10	7,555,675	1.66	755,568	6.606	360	730	75.74	81.63
Hawaii	1	650,000	0.14	650,000	6.750	360	812	74.29	81.14
Idaho	3	1,537,842	0.34	512,614	6.939	360	716	79.59	96.21
Illinois	16	12,221,341	2.68	763,834	6.917	360	739	70.73	73.87
Maryland	7	4,687,138	1.03	669,591	6.612	359	732	76.57	83.94
Massachusetts	16	11,142,367	2.44	696,398	6.640	360	734	77.32	86.77
Michigan	5	3,607,216	0.79	721,443	6.727	360	729	80.34	83.44
Minnesota	2	997,850	0.22	498,925	6.288	358	719	78.68	83.40
Mississippi	1	445,153	0.10	445,153	6.125	360	734	80.00	80.00
Montana	4	2,915,598	0.64	728,899	6.863	360	774	70.42	70.42
Nevada	19	13,134,038	2.88	691,265	6.624	359	736	76.03	83.28
New Hampshire	1	750,000	0.16	750,000	6.625	359	712	77.16	77.16
New Jersey	10	6,882,210	1.51	688,221	6.648	360	728	80.24	85.81
New Mexico	1	528,000	0.12	528,000	6.875	360	692	66.00	66.00
New York	23	15,012,337	3.29	652,710	6.452	359	747	74.75	80.67
North Carolina	11	8,166,463	1.79	742,406	6.736	359	733	78.53	82.32
Ohio	1	937,500	0.21	937,500	6.500	358	712	73.82	88.58
Oregon	2	1,046,900	0.23	523,450	6.562	360	779	75.10	86.61
Pennsylvania	9	5,540,218	1.22	615,580	6.431	360	729	79.32	83.79
South Carolina	4	3,700,000	0.81	925,000	6.804	359	751	78.78	82.73
Tennessee	4	1,998,070	0.44	499,518	6.556	360	747	80.00	87.11
Texas	5	3,038,344	0.67	607,669	6.589	359	725	75.42	81.00
Utah	5	3,543,810	0.78	708,762	6.812	359	760	84.23	86.47

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Virginia	24	14,224,997	3.12	592,708	6.449	360	734	76.98	84.14
Washington	37	22,112,999	4.85	597,649	6.720	360	752	76.06	82.29
West Virginia	1	774,195	0.17	774,195	7.000	359	770	94.99	94.99
Wyoming	2	1,460,000	0.32	730,000	6.568	359	754	80.00	80.00
Total	713	$455,855,668	100.00%

______________________
(1)	As of the cut-off date, no more than approximately 1.172% of the Mortgage Loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	13	8,956,550	1.96	688,965	6.607	360	740	43.69	46.57
50.01 - 55.00	8	8,354,655	1.83	1,044,332	6.461	359	749	53.34	53.34
55.01 - 60.00	14	9,101,646	2.00	650,118	6.464	359	734	57.25	58.50
60.01 - 65.00	17	11,025,404	2.42	648,553	6.810	360	727	62.90	64.85
65.01 - 70.00	45	34,017,120	7.46	755,936	6.676	360	739	67.92	72.87
70.01 - 75.00	76	55,743,109	12.23	733,462	6.610	360	748	73.53	79.68
75.01 - 80.00	514	315,688,992	69.25	614,181	6.588	360	742	79.59	87.44
85.01 - 90.00	11	5,630,791	1.24	511,890	7.029	359	707	89.35	89.35
90.01 - 95.00	15	7,337,402	1.61	489,160	7.304	360	745	94.83	94.83
Total	713	$455,855,668	100.00%

______________________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 3 was approximately 76.31%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 3 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	10	6,681,550	1.47	668,155	6.418	359	739	43.02	43.35
50.01 - 55.00	9	9,329,655	2.05	1,036,628	6.609	360	749	52.40	53.01
55.01 - 60.00	14	9,251,646	2.03	660,832	6.462	359	734	56.43	57.17
60.01 - 65.00	16	10,727,404	2.35	670,463	6.827	359	729	61.93	63.04
65.01 - 70.00	32	24,835,391	5.45	776,106	6.664	360	734	68.09	68.11
70.01 - 75.00	48	34,834,384	7.64	725,716	6.583	360	751	73.32	73.81
75.01 - 80.00	189	126,847,684	27.83	671,152	6.537	360	748	78.91	79.42
80.01 - 85.00	20	12,294,909	2.70	614,745	6.600	359	738	77.98	83.96
85.01 - 90.00	206	131,042,202	28.75	636,127	6.632	360	741	79.19	89.61
90.01 - 95.00	95	49,289,184	10.81	518,834	6.748	360	736	80.71	94.72
95.01 - 100.00	74	40,721,659	8.93	550,293	6.659	360	727	79.90	99.82
Total	713	$455,855,668	100.00%

______________________
(1)
The Original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.001 - 5.500	8	4,596,202	1.01	574,525	5.432	359	741	78.59	85.37
5.501 - 6.000	52	31,896,639	7.00	613,397	5.839	359	756	77.14	83.57
6.001 - 6.500	284	181,765,353	39.87	640,019	6.368	360	746	75.46	81.38
6.501 - 7.000	276	179,920,433	39.47	651,886	6.770	360	739	76.38	83.44
7.001 - 7.500	69	42,819,013	9.39	620,565	7.257	360	726	78.09	87.28
7.501 - 8.000	19	11,845,528	2.60	623,449	7.794	360	733	78.67	82.84
8.001 - 8.500	3	1,612,000	0.35	537,333	8.427	360	721	82.90	91.52
8.501 - 9.000	2	1,400,500	0.31	700,250	8.750	360	750	69.38	75.27
Total	713	$455,855,668	100.00%

______________________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3 was approximately 6.615% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.607% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	411	264,654,887	58.06	643,929	6.674	360	739	75.75	82.81
Planned Unit Development	208	135,383,192	29.70	650,881	6.545	360	744	76.63	82.74
Low-rise Condominium	76	41,905,178	9.19	551,384	6.562	360	744	79.50	87.05
Cooperative	10	7,333,411	1.61	733,341	6.271	359	763	73.39	73.39
2-4 Family Residence	8	6,579,000	1.44	822,375	6.430	360	766	75.04	80.42
Total	713	$455,855,668	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	468	303,971,920	66.68	649,513	6.599	360	745	77.93	85.77
Refinance (Rate/Term)	167	105,873,893	23.23	633,975	6.674	359	738	73.35	78.91
Refinance (Cash-Out)	78	46,009,855	10.09	589,870	6.586	360	726	72.39	74.06
Total	713	$455,855,668	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	671	428,690,288	94.04	638,883	6.607	360	741	76.25	83.12
Secondary Residence	42	27,165,381	5.96	646,795	6.746	360	752	77.24	80.98
Total	713	$455,855,668	100.00%

______________________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
360	495	316,813,272	69.50	640,027	6.643	741	76.52	83.49
359	194	122,800,455	26.94	632,992	6.589	742	76.20	82.42
358	13	9,171,355	2.01	705,489	6.415	728	70.91	77.38
357	3	2,406,671	0.53	802,224	6.151	764	78.27	81.30
356	4	2,071,184	0.45	517,796	6.065	760	75.37	80.35
353	2	984,000	0.22	492,000	5.713	698	80.00	80.06
351	1	733,732	0.16	733,732	6.125	756	56.44	56.44
349	1	875,000	0.19	875,000	6.375	676	79.55	79.55
Total	713	$455,855,668	100.00%

______________________
(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 3 was approximately 360 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Preferred	467	294,317,258	64.56	630,230	6.610	360	748	75.76	81.56
Full/Alternative	242	159,111,411	34.90	657,485	6.625	360	729	77.50	85.89
Streamlined	4	2,427,000	0.53	606,750	6.572	360	736	64.40	67.07
Total	713	$455,855,668	100.00%

______________________
(1)	Fannie Mae Desktop Underwriter is an automated underwriting system.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
641 - 660	3	1,640,000	0.36	546,667	6.669	360	660	73.00	85.58
661 - 680	30	16,785,263	3.68	559,509	6.764	359	673	76.11	84.39
681 - 700	55	32,844,963	7.21	597,181	6.779	360	691	77.64	85.26
701 - 720	140	90,048,565	19.75	643,204	6.687	360	710	76.46	84.13
721 - 740	130	83,242,971	18.26	640,331	6.633	360	731	75.38	81.86
741 - 760	133	88,095,569	19.33	662,373	6.596	360	751	75.75	82.52
761 - 780	119	77,190,385	16.93	648,659	6.551	360	771	77.80	84.20
781 - 800	72	46,499,991	10.20	645,833	6.505	360	790	75.08	80.02
801 - 820	31	19,507,962	4.28	629,289	6.410	359	807	77.35	81.80
Total	713	$455,855,668	100.00%
______________________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 3 was approximately 741.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	405	267,429,553	58.67	660,320	6.643	360	742	76.31	82.41
12	213	129,624,047	28.44	608,564	6.531	360	743	76.18	83.45
36	70	43,098,078	9.45	615,687	6.648	360	733	76.29	84.74
60	25	15,703,991	3.44	628,160	6.744	360	744	77.34	84.49
Total	713	$455,855,668	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
73	1	875,000	0.19	875,000	6.375	349	676	79.55	79.55
75	1	733,732	0.16	733,732	6.125	351	756	56.44	56.44
77	2	984,000	0.22	492,000	5.713	353	698	80.00	80.06
80	4	2,071,184	0.45	517,796	6.065	356	760	75.37	80.35
81	3	2,406,671	0.53	802,224	6.151	357	764	78.27	81.30
82	13	9,171,355	2.01	705,489	6.415	358	728	70.91	77.38
83	194	122,800,455	26.94	632,992	6.589	359	742	76.20	82.42
84	495	316,813,272	69.50	640,027	6.643	360	741	76.52	83.49
Total	713	$455,855,668	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	706	452,553,168	99.28	641,010	6.608	360	741	76.17	82.91
3.001 - 4.000	7	3,302,500	0.72	471,786	7.624	360	746	94.64	94.64
Total	713	$455,855,668	100.00%

______________________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 3 was approximately 2.260%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
10.001 - 11.000	60	36,492,842	8.01	608,214	5.787	359	754	77.32	83.80
11.001 - 12.000	559	361,205,785	79.24	646,164	6.568	360	742	75.91	82.38
12.001 - 13.000	88	53,464,542	11.73	607,552	7.353	360	728	78.49	86.95
13.001 - 14.000	6	4,692,500	1.03	782,083	8.326	360	720	74.25	78.97
Total	713	$455,855,668	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
October 2013	1	875,000	0.19	875,000	6.375	349	676	79.55	79.55
December 2013	1	733,732	0.16	733,732	6.125	351	756	56.44	56.44
February 2014	2	984,000	0.22	492,000	5.713	353	698	80.00	80.06
May 2014	4	2,071,184	0.45	517,796	6.065	356	760	75.37	80.35
June 2014	3	2,406,671	0.53	802,224	6.151	357	764	78.27	81.30
July 2014	13	9,171,355	2.01	705,489	6.415	358	728	70.91	77.38
August 2014	194	122,800,455	26.94	632,992	6.589	359	742	76.20	82.42
September 2014	483	309,334,859	67.86	640,445	6.648	360	741	76.42	83.39
October 2014	12	7,478,413	1.64	623,201	6.442	360	736	80.64	87.52
Total	713	$455,855,668	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	705	452,081,168	99.17	641,250	6.606	360	741	76.16	82.90
3.001 - 4.000	8	3,774,500	0.83	471,813	7.703	360	745	94.04	94.04
Total	713	$455,855,668	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.000	711	453,695,668	99.53	638,109	6.610	360	741	76.33	83.02
6.000	2	2,160,000	0.47	1,080,000	7.653	360	702	72.22	76.67
Total	713	$455,855,668	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	2	1,238,777	0.27	619,389	6.395	359	714	80.00	85.80
2.000	711	454,616,891	99.73	639,405	6.616	360	741	76.30	82.99
Total	713	$455,855,668	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	89	59,061,768	12.96	663,615	6.619	360	746	76.62	81.68
84	53	31,086,040	6.82	586,529	6.654	359	734	76.47	83.70
120	571	365,707,860	80.22	640,469	6.611	360	741	76.24	83.15
Total	713	$455,855,668	100.00%

LOAN GROUP 4

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
10/1 One-Year LIBOR	27	15,123,264	4.59	560,121	6.513	358	734	74.11	79.44
10/1 One-Year LIBOR - Interest Only	484	314,393,093	95.41	649,573	6.482	358	746	75.01	79.92
Total	511	$329,516,356	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
100,000.01 - 150,000.00	1	103,500	0.03	103,500	6.500	358	803	63.89	94.75
150,000.01 - 200,000.00	1	195,920	0.06	195,920	6.500	355	719	80.00	100.00
200,000.01 - 250,000.00	1	202,953	0.06	202,953	6.875	359	718	67.10	67.10
250,000.01 - 300,000.00	1	267,403	0.08	267,403	6.375	356	683	80.00	100.00
300,000.01 - 350,000.00	3	995,218	0.30	331,739	6.254	357	771	78.25	88.12
400,000.01 - 450,000.00	43	18,671,527	5.67	434,222	6.600	358	735	77.34	85.17
450,000.01 - 500,000.00	84	40,065,418	12.16	476,969	6.482	358	746	76.19	82.94
500,000.01 - 550,000.00	64	33,631,112	10.21	525,486	6.503	358	744	75.73	80.79
550,000.01 - 600,000.00	102	58,561,223	17.77	574,130	6.358	358	748	76.17	81.17
600,000.01 - 650,000.00	62	39,074,856	11.86	630,240	6.590	358	742	75.00	80.91
650,000.01 - 700,000.00	35	23,712,017	7.20	677,486	6.477	358	736	77.30	81.85
700,000.01 - 750,000.00	23	16,693,324	5.07	725,797	6.486	358	738	74.16	79.35
750,000.01 - 1,000,000.00	64	55,571,716	16.86	868,308	6.524	358	745	74.98	79.55
1,000,000.01 - 1,500,000.00	17	21,960,057	6.66	1,291,768	6.427	358	760	63.95	65.07
1,500,000.01 - 2,000,000.00	6	10,222,113	3.10	1,703,686	6.494	357	764	72.76	74.47
Greater than 2,000,000.00	4	9,587,999	2.91	2,397,000	6.432	358	768	78.13	78.13
Total	511	$329,516,356	100.00%

______________________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 4 was approximately $644,846.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
100,000.01 - 150,000.00	1	103,500	0.03	103,500	6.500	358	803	63.89	94.75
150,000.01 - 200,000.00	1	195,920	0.06	195,920	6.500	355	719	80.00	100.00
250,000.01 - 300,000.00	1	267,403	0.08	267,403	6.375	356	683	80.00	100.00
300,000.01 - 350,000.00	1	335,026	0.10	335,026	6.250	356	792	80.00	100.00
400,000.01 - 450,000.00	43	18,671,527	5.67	434,222	6.600	358	735	77.34	85.17
450,000.01 - 500,000.00	85	40,080,685	12.16	471,537	6.489	358	746	76.29	83.11
500,000.01 - 550,000.00	63	33,105,551	10.05	525,485	6.505	358	744	75.66	80.56
550,000.01 - 600,000.00	103	59,086,784	17.93	573,658	6.358	358	747	76.20	81.30
600,000.01 - 650,000.00	62	39,074,856	11.86	630,240	6.590	358	742	75.00	80.91
650,000.01 - 700,000.00	34	23,013,774	6.98	676,876	6.488	358	737	77.93	82.61
700,000.01 - 750,000.00	22	15,958,324	4.84	725,378	6.480	358	738	73.89	78.86
750,000.01 - 1,000,000.00	67	57,352,961	17.41	856,014	6.519	358	744	74.82	79.37
1,000,000.01 - 1,500,000.00	18	22,459,935	6.82	1,247,774	6.414	358	760	64.02	65.11
1,500,000.01 - 2,000,000.00	6	10,222,113	3.10	1,703,686	6.494	357	764	72.76	74.47
Greater than 2,000,000.00	4	9,587,999	2.91	2,397,000	6.432	358	768	78.13	78.13
Total	511	$329,516,356	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Alabama	2	1,114,565	0.34	557,282	6.400	357	732	78.64	84.64
Arizona	12	7,568,119	2.30	630,677	6.377	358	733	68.14	68.52
California	345	218,427,714	66.29	633,124	6.488	358	745	74.75	80.13
Colorado	7	4,179,361	1.27	597,052	6.571	358	750	73.12	77.38
Connecticut	7	7,688,945	2.33	1,098,421	6.356	358	736	78.11	79.13
Delaware	1	500,916	0.15	500,916	6.125	359	736	73.03	73.03
Florida	25	18,258,361	5.54	730,334	6.543	358	758	73.07	76.21
Georgia	5	2,466,670	0.75	493,334	6.404	358	738	75.45	84.65
Hawaii	3	4,157,200	1.26	1,385,733	6.382	358	776	73.23	74.84
Idaho	1	624,000	0.19	624,000	6.875	358	713	80.00	80.00
Illinois	1	527,476	0.16	527,476	6.125	358	784	80.00	90.00
Indiana	1	1,591,713	0.48	1,591,713	6.125	352	795	79.59	79.59
Maine	2	1,206,500	0.37	603,250	6.677	358	701	77.45	77.45
Maryland	7	3,987,879	1.21	569,697	6.573	358	729	78.35	88.95
Massachusetts	2	1,045,800	0.32	522,900	5.893	359	758	74.22	76.98
Michigan	1	464,000	0.14	464,000	6.750	358	694	80.00	90.00
Minnesota	1	641,250	0.19	641,250	6.375	358	728	75.00	95.05
Nevada	13	7,999,040	2.43	615,311	6.650	358	751	78.18	82.27
New Jersey	6	3,638,664	1.10	606,444	6.409	358	735	74.04	76.08
New Mexico	1	784,000	0.24	784,000	6.125	358	731	65.33	75.33
New York	13	9,299,989	2.82	715,384	6.478	358	754	78.78	82.57
North Carolina	5	2,843,920	0.86	568,784	6.316	358	747	76.52	81.83
Ohio	2	1,380,398	0.42	690,199	6.625	358	756	79.99	89.99
Oregon	1	500,000	0.15	500,000	6.500	358	749	80.00	100.00
Pennsylvania	4	2,432,135	0.74	608,034	6.857	359	736	77.58	86.07
South Carolina	4	2,258,902	0.69	564,726	6.372	359	709	81.86	85.40
Tennessee	3	1,571,719	0.48	523,906	6.634	357	743	80.19	81.97
Texas	6	3,631,810	1.10	605,302	6.439	359	739	74.46	84.52
Utah	2	983,987	0.30	491,993	6.689	359	721	57.35	57.35
Virginia	12	7,124,285	2.16	593,690	6.202	358	748	78.33	82.75
Washington	15	10,066,349	3.05	671,090	6.589	358	764	74.22	77.88
Wisconsin	1	550,687	0.17	550,687	6.625	359	766	73.42	73.42
Total	511	$329,516,356	100.00%

______________________
(1)	As of the cut-off date, no more than approximately 1.328% of the Mortgage Loans in loan group 4 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	19	15,194,169	4.61	799,693	6.395	358	762	40.49	40.72
50.01 - 55.00	9	5,860,068	1.78	651,119	6.311	358	742	52.97	53.03
55.01 - 60.00	10	6,433,200	1.95	643,320	6.357	358	752	57.65	58.10
60.01 - 65.00	17	12,625,951	3.83	742,703	6.435	358	749	63.50	64.87
65.01 - 70.00	34	22,104,403	6.71	650,129	6.431	358	733	67.97	71.10
70.01 - 75.00	72	47,663,920	14.46	661,999	6.533	358	756	73.62	76.53
75.01 - 80.00	337	212,667,207	64.54	631,060	6.484	358	744	79.63	86.18
80.01 - 85.00	1	550,500	0.17	550,500	6.000	358	668	85.00	85.00
85.01 - 90.00	3	1,376,498	0.42	458,833	6.829	358	739	89.05	89.05
90.01 - 95.00	4	2,335,718	0.71	583,930	6.335	357	716	94.03	94.03
95.01 - 100.00	5	2,704,724	0.82	540,945	7.441	357	721	100.00	100.00
Total	511	$329,516,356	100.00%

______________________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 4 was approximately 74.97%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 4 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 -50.00	19	15,194,169	4.61	799,693	6.395	358	762	40.49	40.72
50.01 -55.00	9	5,860,068	1.78	651,119	6.311	358	742	52.97	53.03
55.01 -60.00	9	5,783,200	1.76	642,578	6.383	358	749	57.64	57.64
60.01 -65.00	16	12,622,451	3.83	788,903	6.421	358	750	63.17	63.40
65.01 -70.00	27	16,176,861	4.91	599,143	6.358	358	730	67.95	67.95
70.01 -75.00	58	38,608,934	11.72	665,671	6.503	358	761	73.51	73.69
75.01 -80.00	139	98,668,317	29.94	709,844	6.432	358	749	78.72	79.31
80.01 -85.00	22	14,684,301	4.46	667,468	6.534	358	740	79.12	83.86
85.01 -90.00	121	73,887,648	22.42	610,642	6.493	358	747	79.56	89.46
90.01 -95.00	49	25,938,163	7.87	529,350	6.606	358	735	80.41	94.55
95.01 -100.00	42	22,092,246	6.70	526,006	6.727	358	716	82.29	99.62
Total	511	$329,516,356	100.00%

______________________
(1)
The Original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.001 - 5.500	11	6,476,477	1.97	588,771	5.500	358	765	74.77	78.45
5.501 - 6.000	44	26,089,390	7.92	592,941	5.924	358	742	75.61	79.62
6.001 - 6.500	258	168,387,696	51.10	652,665	6.341	358	748	74.04	78.23
6.501 - 7.000	171	110,809,145	33.63	648,007	6.750	358	744	75.41	81.16
7.001 - 7.500	24	15,751,725	4.78	656,322	7.253	358	735	79.73	89.00
7.501 - 8.000	2	1,191,924	0.36	595,962	7.818	359	730	89.14	94.57
8.001 - 8.500	1	810,000	0.25	810,000	8.500	358	755	75.35	75.81
Total	511	$329,516,356	100.00%

______________________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 4 was approximately 6.483% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 4 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.479% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	301	194,059,080	58.89	644,715	6.491	358	743	74.02	78.50
Planned Unit Development	147	97,772,908	29.67	665,122	6.463	358	747	75.86	81.48
Condominium	56	31,044,075	9.42	554,358	6.481	358	756	78.50	84.62
2-4 Family Residence	5	3,754,294	1.14	750,859	6.464	358	753	67.93	72.06
Cooperative	2	2,886,000	0.88	1,443,000	6.691	357	796	80.00	80.00
Total	511	$329,516,356	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	276	183,840,415	55.79	666,088	6.487	358	750	77.57	83.58
Refinance (Rate/Term)	148	94,054,526	28.54	635,504	6.492	358	743	73.25	77.91
Refinance (Cash-Out)	87	51,621,415	15.67	593,350	6.454	358	736	68.85	70.41
Total	511	$329,516,356	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	480	309,878,983	94.04	645,581	6.489	358	745	75.05	80.10
Secondary Residence	31	19,637,373	5.96	633,464	6.389	358	752	73.77	76.74
Total	511	$329,516,356	100.00%

______________________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
360	40	25,390,071	7.71	634,752	6.590	749	73.69	77.39
359	72	46,194,468	14.02	641,590	6.522	744	73.96	79.78
358	298	194,392,857	58.99	652,325	6.487	746	74.84	79.66
357	77	49,141,954	14.91	638,207	6.398	747	76.20	81.82
356	19	10,646,945	3.23	560,366	6.435	742	78.70	82.63
355	2	758,420	0.23	379,210	6.778	746	75.92	81.09
354	2	1,399,929	0.42	699,964	6.375	733	73.16	73.16
352	1	1,591,713	0.48	1,591,713	6.125	795	79.59	79.59
Total	511	$329,516,356	100.00%

______________________
(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 4 was approximately 358 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Preferred	356	224,061,943	68.00	629,387	6.489	358	752	74.07	78.12
Full/Alternative	150	102,637,614	31.15	684,251	6.469	358	732	77.14	84.03
Streamline	5	2,816,800	0.85	563,360	6.560	359	746	68.03	71.01
Total	511	$329,516,356	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
661 - 680	21	11,812,706	3.58	562,510	6.504	358	668	76.11	83.11
681 - 700	26	14,555,349	4.42	559,821	6.428	358	692	78.55	86.84
701 - 720	108	67,320,349	20.43	623,337	6.566	358	709	76.36	82.47
721 - 740	74	44,086,534	13.38	595,764	6.520	358	730	74.39	80.29
741 - 760	97	70,810,172	21.49	730,002	6.497	358	750	76.02	80.61
761 - 780	79	51,779,761	15.71	655,440	6.427	358	770	73.19	76.33
781 - 800	81	53,319,381	16.18	658,264	6.396	358	790	72.64	76.30
801 - 820	25	15,832,105	4.80	633,284	6.478	358	805	75.52	79.73
Total	511	$329,516,356	100.00%
______________________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 4 was approximately 746.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	275	176,772,030	53.65	642,807	6.495	358	747	74.80	79.52
12	113	72,646,488	22.05	642,889	6.442	358	749	74.25	78.74
36	80	52,949,091	16.07	661,864	6.495	358	737	76.94	82.71
60	43	27,148,748	8.24	631,366	6.493	358	746	74.23	79.99
Total	511	$329,516,356	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
112	1	1,591,713	0.48	1,591,713	6.125	352	795	79.59	79.59
114	2	1,399,929	0.42	699,964	6.375	354	733	73.16	73.16
115	2	758,420	0.23	379,210	6.778	355	746	75.92	81.09
116	19	10,646,945	3.23	560,366	6.435	356	742	78.70	82.63
117	77	49,141,954	14.91	638,207	6.398	357	747	76.20	81.82
118	298	194,392,857	58.99	652,325	6.487	358	746	74.84	79.66
119	72	46,194,468	14.02	641,590	6.522	359	744	73.96	79.78
120	40	25,390,071	7.71	634,752	6.590	360	749	73.69	77.39
Total	511	$329,516,356	100.00%

Gross Margin(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	511	329,516,356	100.00	644,846	6.483	358	746	74.97	79.90
Total	511	$329,516,356	100.00%

______________________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 4 was approximately 2.251%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
10.001 - 11.000	55	32,565,867	9.88	592,107	5.840	358	747	75.45	79.39
11.001 - 12.000	429	279,196,841	84.73	650,808	6.503	358	746	74.59	79.39
12.001 - 13.000	26	16,943,649	5.14	651,679	7.293	358	735	80.40	89.39
13.001 - 14.000	1	810,000	0.25	810,000	8.500	358	755	75.35	75.81
Total	511	$329,516,356	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
January 2017	1	1,591,713	0.48	1,591,713	6.125	352	795	79.59	79.59
March 2017	2	1,399,929	0.42	699,964	6.375	354	733	73.16	73.16
April 2017	2	758,420	0.23	379,210	6.778	355	746	75.92	81.09
May 2017	19	10,646,945	3.23	560,366	6.435	356	742	78.70	82.63
June 2017	77	49,141,954	14.91	638,207	6.398	357	747	76.20	81.82
July 2017	298	194,392,857	58.99	652,325	6.487	358	746	74.84	79.66
August 2017	72	46,194,468	14.02	641,590	6.522	359	744	73.96	79.78
September 2017	39	24,748,821	7.51	634,585	6.586	360	750	73.66	77.07
October 2017	1	641,250	0.19	641,250	6.750	360	723	75.00	89.99
Total	511	$329,516,356	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	511	329,516,356	100.00	644,846	6.483	358	746	74.97	79.90
Total	511	$329,516,356	100.00%

Initial Periodic Rate Cap

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.000	511	329,516,356	100.00	644,846	6.483	358	746	74.97	79.90
Total	511	$329,516,356	100.00%

Subsequent Periodic Rate Cap

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	511	329,516,356	100.00	644,846	6.483	358	746	74.97	79.90
Total	511	$329,516,356	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	27	15,123,264	4.59	560,121	6.513	358	734	74.11	79.44
120	484	314,393,093	95.41	649,573	6.482	358	746	75.01	79.92
Total	511	$329,516,356	100.00%